                                  Exhibit 10.23

        AGREEMENT dated as of March 1, 1999, by and between Modern Records, Inc. ("Company"), c/o The Marshall Firm, 1065 Avenue of the Americas, New York, NY 10018, Attn: David Benjamin, Esq., on the one hand, and Jermaine Jackson, Tito Jackson, Marlon Jackson and Jackie Jackson and Randy Jackson, collectively p/k/a "The JACKSONS" (individually and collectively "Producer", "Artist" and/or "you"), c/o Jackie Jackson, 4641 Havenhurst, Encino, CA 91316, on the other hand.

1.      Term.

                (a) Company hereby engages Artist to produce and record master recordings embodying the performances of Artist for an initial period commencing as of the date hereof and expiring, subject to paragraph 7(a) below, nine (9) months after the delivery of the First Album (as herein defined). Producer hereby grants to Company one (1) separate, consecutive and irrevocable option, to renew the term of this agreement for a period commencing upon the expiration of the immediately preceding period of the term and expiring, subject to paragraph 7(a) below, nine (9) months after Producer's delivery to Company of the Commitment Album (as herein defined) to be delivered during such period of the term in satisfaction of the Recording Commitment (as herein defined) therefor. Each such option period shall be upon all of the terms and conditions applicable to the initial period, except as otherwise specifically set forth herein. Each such option shall be exercised, if at all, by Company giving Producer notice (all notices hereunder to be in writing as provided in paragraph 16 below) at any time prior to the expiration of the then-current period of the term. Producer accepts such engagement and agrees to perform Producer's obligations under this agreement; without limiting the foregoing, Producer agrees to perform such obligations to the best of Producer's ability.

                (b) Notwithstanding the foregoing, Producer hereby grants to Company a so-called "matching right" (the "Matching Right") with respect to each and every third-party offer (the "Third-Party Offer") made to Producer and/or Artist to enter into a recording agreement regarding those of Artist's recording and performing services which become available to third-parties after the expiration of the term set forth in subparagraph 1(a) hereinabove (the "Recording Agreement"). Such Matching Right shall function as follows: (i) prior to Producer or Artist accepting any such Third-Party Offer, Producer and/or Artist (as applicable) shall first offer to Company the right to enter into such a Recording Agreement with Producer and/or Artist (as applicable) upon the same material terms and conditions as such Third-Party Offer, provided that Company shall only be obligated to "match" up to ninety percent (90%) of such Third-Party Offer (e.g., if, as set forth in such Third-Party Offer, the royalty rate for the first album to be delivered thereunder is ten percent (10%), Company shall only be obligated to offer a royalty rate of nine percent (9%) for such first album to be deemed to have "matched" such provision of the subject Third Party Offer); (ii) Producer and/or Artist (as applicable) shall provide Company with written notice of each such Third Party Offer, which notice shall set forth the name of the prospective recording label, the material terms and conditions of such Third-Party Offer (i.e., all terms which must be "matched") and any other information reasonably necessary in order for Company to determine and be capable of "matching" such Third-Party Offer. If Company fails to notify you within thirty (30) days after Company's actual receipt of such written notice that Company will match the terms of any such Third-Party Offer, then Producer shall have the right to enter into a Recording Agreement with the prospective recording label, provided that the terms of that Recording Agreement are the same as the terms set forth in Producer's written notice to Company regarding same. If such Recording Agreement is not consummated within one hundred and twenty (120) days after Company has failed to (whether affirmatively or as a result of the preceding sentence) "match" such Third-Party Offer, then neither Producer nor Artist shall enter into any such Recording Agreement without offering to enter into a new agreement with Company in conformity with this paragraph.

2. Recording Commitment.

                (a) During the initial period and each option period of the term hereof, Producer agrees to cause to be recorded and delivered to Company the number of Masters set forth below (the "Recording Commitment"):

         Period of the Term          Recording Commitment
         ------------------          --------------------
         Initial period                      1 album
         First option period                 1 album

                (b) The album to be delivered in satisfaction of the Recording Commitment for the initial period is herein referred to as the "First Album," and album to be delivered in satisfaction of the Recording Commitment after the delivery of the First Album is herein referred to as the "Second Album"; each such album is herein sometimes referred to as a "Commitment Album". No multiple album shall be recorded or delivered hereunder in satisfaction of the Recording Commitment without Company's and Producer's prior written consent, which consent may be withheld in either party's sole discretion; provided, that if Company consents to the delivery of any multiple album hereunder, then such multiple album shall, subject to paragraph 5 below, be deemed a single album for all purposes hereunder.

                (c) Producer shall deliver the First Album no later than four
(4) months after the date hereof. Producer shall deliver each subsequent Commitment Album no sooner than nine (9) months and no later than eighteen (18) months after Producer's delivery of the immediately preceding Commitment Album.

                (d) Subject to the notice and cure provisions of paragraph 14 hereof, time is of the essence in Producer's delivery of Masters in satisfaction of the Recording Commitment, and Producer's failure to make timely delivery of any Masters shall constitute an event of default under paragraph 11 hereof. Neither Company's exercise of any option hereunder nor Company's failure to suspend its obligations hereunder shall constitute a waiver of any of Company's rights to undelivered Masters. Moreover, Company's failure to notify Producer if Producer is delinquent in the delivery of any Masters shall not constitute a waiver of any of Company's rights or remedies as a result of such delinquency unless Company waives such rights in writing. If Producer is delinquent in the delivery of any Masters hereunder, then the next delivered Masters shall be deemed to satisfy the most delinquent requirements first. Producer may not commence the recording of Masters constituting any particular Commitment Album until Producer has delivered to Company all Masters constituting each prior Commitment Album unless Company otherwise agrees in writing.



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

                (e) Nothing herein contained shall obligate Company to permit Artist to record the Second Album or any subsequent Commitment Album that Artist is otherwise obligated to record during the then-current period of the term, it being understood that Company's sole obligation to Producer and Artist as to any such unrecorded Commitment Album required to be recorded by Artist during the then-current period of the term shall be to pay Producer the amount by which the applicable of the advance or the "Minimum Advance" [as such term is used in paragraph 3(b)(ii)(C) below] therefor as specified in paragraph 3(b) below exceeds the aggregate of all recording costs incurred in connection with the "Previous Album" [as such term is defined in paragraph 3(b)(ii) (D) below]; provided, that in no event shall the amount payable by Company under this paragraph 2(e) be more than fifteen percent (15%) of the advance or Minimum Advance, as applicable, for the unrecorded Commitment Album in question. In the event that Company shall exercise Company's rights pursuant to this paragraph 2(e), the term of this agreement shall thereupon terminate. In the event of such termination Company shall be relieved of any and all obligations hereunder except Company's obligations with respect to Masters recorded and delivered to Company hereunder prior to such termination.

3.      Royalties and Advances.

                (a) Company shall pay a royalty to Producer on net sales of records embodying Masters, which royalty shall be computed and paid pursuant to the provisions of Exhibit A attached hereto and by this reference made a part hereof. Such royalty shall include Producer's royalties and all royalties payable to all artists (including Artist), individual producers and other persons which become or may become due by reason of the recording and/or exploitation of Masters hereunder; provided, that Company shall make and be solely responsible for payments to the AFM Music Performance Trust Fund and Special Payments Fund, as well as to any similar funds whose contributions are based upon the sale of records.

                (b) Provided that neither Producer nor Artist is then in material breach of this agreement and provided further that Producer has theretofore delivered to Company completed and duly executed copies of both the W-9 form attached hereto as Exhibit H (indicating the payee name for all monies payable to Producer under this agreement) and the I-9 form attached hereto as
Exhibit I, Company shall pay to Producer the following amounts as recoupable advances against royalties payable in accordance with paragraph 3(a) hereof and Exhibit A hereto:

                        (i) Two Million Dollars ($2,000,000) with respect to the First Album, payable as set forth in paragraph 3(c) below as if such sum were the Sales Advance for the First Album and the Qualifying Date for the Previous Album had occurred prior to the commencement of recording.

                        (ii) An advance (a "Sales Advance") for each Commitment Album paid in accordance with paragraph 3(c) below and computed as follows:

                                (A) Unless Company, on Producer's behalf, pays
royalties directly to the individual producer(s) of the Subject Album (as hereinafter defined), which Company is only obligated to do as set forth herein, such Sales Advance shall be an unadjusted sales advance ("Unadjusted Sales Advance") that equals sixty-six and two-thirds percent (66-



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2/3%) of the aggregate of the royalties accrued to Producer's royalty account
(after allowance for reserves which are reasonable in the light of data from SoundScan or any similar retail reporting system) in respect of U.S. Net Sales of the Previous Album (as herein defined) as of the Qualifying Date (as herein defined); provided, that in no event shall such Unadjusted Sales Advance be less than the Minimum Advance or more than Maximum Advance set forth in paragraph 3(b)(ii)(C) below for the Subject Album.

                                (B) If Producer requests Company to pay
royalties directly to the individual producer(s) of the Subject Album (including, without limitation, a producer on Company's staff), and Company is either obligated to do so pursuant to the terms hereof or otherwise agrees to do so in writing, then the Sales Advance shall be an adjusted sales advance ("Adjusted Sales Advance") that equals the sum of (1) the Unadjusted Sales Advance for the Subject Album multiplied by a fraction, the denominator of which is the aggregate royalty rate in respect of U.S. Net Sales of the Subject Album [as set forth in paragraph 1(a) of Exhibit A hereto] and the numerator of which is the rate at which royalties will be payable to Producer in respect of such sales after deducting the rate at which the royalties are payable to the individual producer(s) of the Subject Album (and any other third parties) in respect of such sales, and (2) the total producer advance(s) payable to the individual producer(s) of the Subject Album; provided, that in no event shall the Adjusted Sales Advance exceed the Unadjusted Sales Advance; provided, further, that in no event shall the Adjusted Sales Advance be less than the Minimum Advance nor more than the Maximum Advance set forth in paragraph 3(b)(ii)(C) below with respect to the Subject Album.

                                (C) In no event shall the Sales Advance be less
than the Minimum Advance nor more than the Maximum Advance set forth below with respect to each Commitment Album:

        Album                      Minimum Advance            Maximum Advance
        -----                      ---------------            ---------------
        Second Album               $1,500,000                 $2,500,000

                                (D) As used herein, the term "Previous Album"
means the Commitment Album delivered by Producer to Company immediately prior to the delivery of the Commitment Album (sometimes referred to herein as the "Subject Album") for which the Sales Advance is being calculated, and the term "Qualifying Date" means the date of Company's accounting close (the "Close Date") of the calendar month in which falls the date occurring nine (9) months after the initial commercial release in the United States of the Previous Album; provided, that in no event shall the Qualifying Date be later than the Close Date of the calendar month immediately preceding the calendar month in which the Subject Album is initially released in the United States. No "Greatest Hits" or "Best Of" or "Anthology"-type album (each such album being herein referred to as a "Greatest Hits Album") shall be considered a Previous Album for the purpose of calculating any Sales Advance.

                (c) The applicable Advance shall be payable to Producer as follows: (i) one-half ( 1/2) upon commencement of recording of the applicable album and (ii) the balance upon complete and satisfactory delivery to and acceptance by Company of the Masters, the Delivery Materials and all other materials required to be delivered to Company hereunder in connection



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with each album.

                (d) Notwithstanding anything to the contrary contained herein, if Company pays any recording costs and/or any portion of an advance hereunder with respect to any particular Masters and the term of this agreement expires or terminates prior to delivery of such Masters for any reason other than Company's material breach hereof, then, without limiting Company's other rights and remedies, Producer shall promptly pay to Company an amount equal to all monies paid by Company hereunder with respect to such Masters and, without limiting Company's other rights and remedies, Company may deduct same from any and all advances, royalties, mechanical copyright royalties with respect to Controlled Compositions and/or other monies payable pursuant to this agreement and/or pursuant to any other agreement between (i) Producer and Company, (ii) Artist and Company and/or (iii) Company and any other entity furnishing thereunder any services of Artist. Producer acknowledges that the payment by Producer of any monies under this paragraph 3(d) is not intended to be a penalty or liquidated damages for Producer's failure to deliver any Masters which Producer is required to deliver hereunder nor is it intended to compensate Company for any damages suffered by Company as a result of lost profits or otherwise resulting from any such failure.

4.      Recording Procedure.

        (a) Producer shall schedule and conduct recording sessions hereunder only after obtaining Company's written approval (such approvals not to be unreasonably withheld) of the selections to be recorded, the places of recording, the individual producers and the Authorized Budget. Producer shall request such approvals at least thirty (30) days prior to the proposed first date of recording. If Company disapproves any of the foregoing, Producer shall promptly submit alternative proposals, but in all instances allowing Company a reasonable period of review prior to the proposed first date of recording; for the purpose of this paragraph 4(a)(i), a thirty (30) day period of review shall be deemed to be reasonable.

        (b) Producer shall engage artists, producers, musicians, recording studios and other personnel and facilities for the recording sessions for Masters to be recorded hereunder, but only after having submitted a detailed written estimate of all recording costs to be incurred in connection therewith in the form attached hereto as Exhibit C (as Company may update such form from time to time) and having obtained a written authorization therefor signed by one of Company's officers. Such estimate shall provide for payment to Artist of only minimum union scale for Artist's services, including any services performed by Artist for arrangements or orchestrations supplied by Artist. Notwithstanding the foregoing, it is expressly understood and agreed that the advance or Sales Advance, as applicable, payable to Producer in respect of a particular album hereunder shall in part be deemed a prepayment by Company of Artist's applicable union scale for Artist's services in connection with such album, and Producer shall deliver, and shall cause Artist to deliver, all documents, if any, required by the applicable union to implement this sentence. The aforesaid written authorization to conduct such session or sessions shall indicate the maximum amount which Producer may expend for such recording costs (the "Authorized Budget"). The granting of authorizations and the approval of Authorized Budgets shall be entirely within Company's discretion; provided, that Company agrees to approve an Authorized Budget for any particular album which does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) for such album as long as the budget submitted contains a



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reasonable allocation of estimated recording costs and is otherwise in conformity with the requirements hereof (the "Available Fund"). Company shall have the right to have a representative attend all recording sessions conducted pursuant to this agreement; such attendance shall be at Company's non-recoupable expense unless such representative fulfills a function at such recording sessions (e.g., producer or engineer) as to which the expenses would constitute recording costs hereunder if such function were fulfilled by a person who was not an employee of Company, or unless such representative's attendance is necessary because of the culpable acts or omissions of Producer or Artist. If it reasonably appears to Company that recording costs for any album will exceed the Available Fund therefor, then, without limiting Company's other rights and remedies, Company shall have the right to require Producer to discontinue recording unless Producer can establish to Company's reasonable satisfaction that Producer can and will pay or reimburse Company for any recording costs in excess of the Available Fund.

                (c) Company shall advance recording costs for each Commitment Album for which Company is to pay recording costs pursuant to paragraph 3(c) above in an amount not in excess of the Available Fund therefor. Producer shall deliver to Company copies of all substantiating invoices, receipts, AFM Form B's, required AFTRA forms (if applicable), vouchers and similar reasonably satisfactory documentary evidence of such recording costs, and, if Producer fails to do so, Company's obligation to pay further recording costs shall be suspended until delivery thereof. Producer agrees to deliver, or cause the individual producer of the applicable Masters to deliver, AFM Form B's, W-4's, INS Form I-9's (or any substitute form therefor which is approved or required by the United States Immigration and Naturalization Service ["INS"] and which Company requests Producer to deliver) and required AFTRA forms (if applicable) to Company within seventy-two (72) hours after each recording session hereunder (together with a written recitation of the citizenship of each person whose performance is embodied on said Masters) so that Company may timely make all required union payments, and Producer agrees to deliver all other invoices, receipts, vouchers and documents within one (1) week after Producer's receipt thereof; further, prior to the commencement of the applicable sessions, Producer agrees to deliver, or cause the applicable individual producer (or remix producer, if applicable) to deliver a Certificate of Employment in the form attached hereto as the applicable of Exhibits F or G signed by such producer and, if applicable, the entity contracting on such producer's behalf. If Company incurs late-payment penalties by reason of Producer's failure to make timely delivery of any such materials, then Producer shall reimburse Company for same upon demand and, without limiting Company's other rights and remedies, Company may deduct an amount equal to all such penalties from any and all monies otherwise payable pursuant to this agreement. Company shall be responsible for late-payment penalties caused solely by Company's acts or omissions. If Company, in its sole discretion, shall pay any recording costs for any Masters hereunder in excess of the Available Fund therefor, then, unless such excess costs were caused solely by Company's culpable acts or omissions, Producer shall repay any such excess upon demand and, without limiting Company's other rights and remedies, Company may deduct same from any and all advances, royalties, mechanical copyright royalties with respect to Controlled Compositions and/or other monies payable pursuant to this agreement. Producer shall not engage or permit the engagement of any person to perform services with respect to any Master or other recording unless and until Producer has caused such person to properly execute an INS Form I-9, and Producer shall deliver said form (or a substitute therefor, if approved or required by the INS) to Company with respect to each such person within seventy-



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two (72) hours after the applicable person first renders services with respect to a Master hereunder; provided, that in lieu of the foregoing procedure, Producer shall adhere to any reasonable alternative procedure specified by Company.

                (d) (i) Prior to Company's authorization of pre-mastering (e.g., equalization and the making of reference dubs or the equivalent thereof in the applicable configurations) for a particular set of Masters (including commercial and promotional remixes of existing Masters), Producer shall deliver the following to Company's A&R representative responsible for the applicable set of Masters and, where applicable, for all other recordings recorded at the applicable recording sessions:

                                (A) One (1) fully mixed (but not mastered) DAT
copy of the applicable Masters;

                                (B) A complete and accurate list of any and all
samples (whether musical or spoken-word) embodied in each Master and other recording (a sample form for which is attached hereto as Exhibit D);

                                (C) A written clearance or license for the
perpetual, non-restrictive use in any and all media throughout the Territory of each such sample from the copyright holder(s) of the master recording and the musical composition sampled as well as accurate and complete information regarding all so-called "writer shares" and respective publishing affiliates for the composition embodying such sample(s); attached hereto as Exhibit E is a list of several clearing houses, one (1) or more of which Producer may wish to retain for this purpose.

                                (D) Any and all necessary information pertaining
to credit copy required by the copyright holder(s) of each such sample.

                        (ii) Upon Producer's submission to Company of all of the materials referred to in subclause (i) above, Company will listen to and analyze the DAT copy of the Master(s) to confirm the accuracy of the information provided. In the event that Company's review of the tape identifies samples in addition to the samples identified by Producer, Company will promptly inform Producer of such discrepancy. Producer acknowledges and agrees that (A) until Company identifies all samples and receives written clearances for those samples identified as requiring clearances (or until Producer removes such samples from the applicable Masters), Company will not authorize pre-mastering of any particular set of Masters and will not issue funds or purchase orders with respect to the pre-mastering thereof, and (B) no Masters will be scheduled for release, exploited by Company or deemed to be delivered to Company hereunder for any purpose until such written sample clearances (including credit copy, if any) have been obtained and approved (in Company's good faith judgment) by Company's legal department or until Producer has removed the applicable samples from the applicable Masters.

                        (iii) If any sample clearance referred to in this paragraph 4(d) provides for a royalty payment on net sales of the applicable Master and if Producer's record royalty account hereunder is in an unrecouped position at the time such royalties are due, then, notwithstanding anything to the contrary contained herein, Producer shall be solely responsible



                                       7
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for making, and shall make, such royalty payment to the applicable third party promptly upon receipt from Company of such third party's accounting statement therefor; provided, that if any such third-party royalty relates to a sampled musical composition, Company shall, solely as an accommodation to Producer, accept a letter of direction from Producer, in a form reasonably approved by Company, which authorizes and directs Company to make such royalty payments and deduct same from Controlled Composition mechanical copyright royalties payable hereunder, but Company shall only be obligated to make such royalty payments at a particular time to the extent of Controlled Composition mechanical copyright royalties which are actually payable at such time.

                (e) For each Master, Producer shall deliver to Company a two-track stereo tape, all multi-track master tapes (including, without limitation, all 24-track and 48-track master tapes) and, upon Company's request (and at Company's sole cost and expense), a monaural tape. The two-track stereo tapes for the Masters constituting each album to be delivered hereunder shall be assembled on one (1) [or, if necessary, on two (2)] master tape reels. Producer shall not own or control, directly or indirectly, any additional copies of Masters; provided, that Producer shall have the right to retain safety copies of Masters. All original session tapes and any derivatives or reproductions thereof shall also be delivered to Company or maintained at a recording studio or other location designated or approved by Company, in Company's name and subject to Company's control.

                (f) All recording costs shall be recoupable from all royalties otherwise payable hereunder and shall also be deemed a pre-payment of the advance for the Masters for which such recording costs were paid.

5.      Mechanical Copyright Royalties.

                (a) (i) Company shall be responsible for payment of mechanical copyright royalties for the United States directly to the copyright proprietors of the selections embodied in Masters and Company's Canadian licensee (as herein defined) shall be similarly responsible for the payment of such mechanical copyright royalties for Canada. Producer shall assist Company in obtaining from the copyright proprietors mechanical licenses issued to Company and Company's Canadian licensee for the United States and Canada for all selections embodied in Masters delivered hereunder which are not Controlled Compositions; provided, that Producer shall cause the copyright proprietors to issue to Company and Company's Foreign Affiliate in Canada (referred to in this paragraph 5 as Company's "Canadian licensee") mechanical licenses for the United States and Canada for all selections embodied in Masters delivered hereunder which are not subject to the compulsory license provisions of the United States Copyright Act and the corresponding provisions of the Canadian copyright law (but Company's personnel and the personnel of Company's Canadian licensee shall handle the actual paperwork required in connection therewith). Such mechanical licenses as Producer is required to cause to be issued to Company and Company's Canadian licensee shall be at a rate no greater than the rate applicable to compulsory licenses in the United States or Canada, as applicable, and upon terms no less favorable to Company and Company's Canadian licensee than those contained in the then-current standard mechanical license issued by The Harry Fox Agency, Inc. Such licenses shall name Company or Company's Canadian licensee, as applicable, as licensees, and copies thereof shall be delivered to Company concurrently with the delivery to Company of



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the corresponding Masters.

                        (ii) Producer hereby agrees that all Controlled Compositions shall be available for licensing by Company's Foreign Affiliates for the reproduction and distribution of phonograph records in each country of the Territory outside of the United States and Canada through the author's society or other licensing and collecting body generally responsible for such activities in the country concerned. If and when a particular record is released in any such country, Producer shall cause the issuance of effective licenses, under copyright and otherwise, for the applicable of Company's Foreign Affiliates to reproduce in such country each Controlled Composition embodied thereon and to distribute each such phonograph record in such country on terms not less favorable to the applicable of Company's Foreign Affiliates than the terms prevailing on a general basis in the country concerned with respect to the use of compositions on comparable phonograph records.

                (b) (i) As used herein, the term "Controlled Composition" means a selection embodied in a Master or other recording hereunder, which selection is (A) written or composed, in whole or in part, by Artist, or (B) owned or controlled, in whole or in part, directly or indirectly, by Producer and/or Artist, or by any person owned or controlled by Producer and/or Artist, or by any person that owns or controls or is under common control with Producer and/or Artist or in which Producer and/or Artist has a direct or indirect income interest. As of the date hereof, all Controlled Compositions are published by _______________and are administered by _________________________. Any selection which is not a Controlled Composition is herein referred to as a "Non-Controlled Composition". Each Controlled Composition is hereby licensed to Company and Company's Canadian licensee for the United States and Canada at a rate per selection equal to seventy-five percent (75%) of the Controlled Rate (as herein defined) in the applicable country [but in no event less than Four Cents ($.04) Canadian with respect to Canada], and such mechanical copyright royalty shall be payable with respect to net sales (as well as all other sales made directly by Company or Company's Canadian licensee, rather than by their respective third-party licensees) of records hereunder in the applicable country, except that no mechanical copyright royalties shall be payable with respect to any records as to which no royalties are payable pursuant to Exhibit A hereto or with respect to any Controlled Composition which is one (1) minute or less in duration; provided, that mechanical copyright royalties shall be payable with respect to fifty percent (50%) of Album Free Goods (as herein defined). Notwithstanding anything to the contrary contained herein, (AA) neither Company nor Company's Canadian licensee shall be obligated to pay more than one (1) mechanical copyright royalty with respect to the use of any particular Controlled Composition on a particular record hereunder (including, without limitation, on a record in the DVD configuration embodying the reproduction of the same recordings in two [2] or more different technical formats and bearing the same SRLP as a DVD record that reproduces the applicable recordings in only one [1] technical format), and (BB) solely with respect to net sales of mid-priced records, budget records and records sold through record clubs by Company, Company's Canadian licensee and/or their respective third-party licensees, each Controlled Composition is hereby licensed to the applicable of the foregoing parties for the United States and Canada at a rate per selection equal to three-fourths (3/4) of seventy-five percent (75%) of the Controlled Rate in the applicable country. Notwithstanding anything to the contrary contained in Exhibit A hereto, statements as to mechanical copyright royalties payable by Company with respect to Controlled Compositions hereunder, together with payment of mechanical copyright royalties reflected thereon, less



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reasonable reserves, shall be sent no later than forty-five (45) days after the close of each calendar quarter.

                        (ii) As used herein, the term "Controlled Rate" with respect to a particular selection shall mean:

                                (A) With respect to the United States, the
minimum statutory mechanical copyright rate (i.e., without regard to any so-called "long song" formula) in effect as of the date of initial release of the first Master embodying such selection; provided that if the United States Copyright Law ceases to contain a minimum statutory mechanical copyright rate formula, then effective thereafter the Controlled Rate shall be deemed to be either (1) the minimum mechanical license rate (i.e., without regard to any so-called "long song" formula) agreed upon by the majority of the major record companies (including Company) and the majority of the major music publishers in the United States which is in effect as of the date of delivery of the first Master embodying such selection or, if no such rate has been agreed upon as aforesaid, (2) an amount computed by applying the minimum statutory copyright rate formula that would have been in effect as of the date of delivery of the first Master embodying such selection had the last version of the United States Copyright Law containing such provisions remained in effect in perpetuity (e.g., if the United States Copyright Law ceases to contain a minimum statutory copyright rate formula as of January 1, 1995 and if said Law had as of December 31, 1994 provided for a minimum statutory copyright rate of seven cents [$.07] and if said Law had also been providing for an annual increase commencing on January 1 of each year of one-quarter of one cent (.0025), then the Controlled Rate for an applicable Master delivered on June 5, 1997 would be seven and three-quarters cents [$.0775]); and

                                (B) With respect to Canada, the minimum
mechanical license rate (i.e., without regard to any so-called "long song" formula) agreed upon by the majority of the major record companies (including Company's Canadian licensee) and the majority of the major music publishers in Canada which is in effect as of the date of initial commercial release of the first Master embodying such selection; provided, that in no event shall the number of pennies (Canadian) payable in respect of a particular selection under this paragraph 5(b)(ii)(B) exceed the number of pennies (U.S.) that would be payable in respect of such selection on the record concerned under paragraph 5(b)(ii)(A) above if the applicable record were manufactured for distribution in the United States [e.g., if the applicable rate under paragraph 5(b)(ii)(A) is
6.6 cents (U.S.), then the applicable rate under paragraph 5(b)(ii)(B) shall not exceed 6.6 cents (Canadian)].

                                (C) Intentionally omitted.

                        (iii) As used herein, the term "Non-Controlled Rate" in a particular country (i.e., the United States or Canada) means the minimum statutory mechanical copyright royalty rate [or the equivalent thereof in the United States and/or Canada, as described in the foregoing subclause (ii)] in effect in such country as of the date of manufacture of the record copy in question.

                (c) Notwithstanding anything to the contrary contained in paragraphs 5(a) and 5(b) above, with respect to net sales of records in the United States and Canada, (A) the maximum aggregate mechanical copyright royalty rate payable by Company or its Canadian licensee, as applicable, in respect of any particular copy of any album hereunder that is not a multiple album (the "Maximum Aggregate Album Rate"), regardless of the number of selections embodied therein or the playing time thereof, shall be the sum of eleven (11) times seventy-five percent (75%) of the Controlled Rate, (B) the maximum aggregate mechanical copyright royalty rate payable by Company or its Canadian licensee, as applicable, in respect of any single record hereunder embodying two (2) or fewer selections, regardless of the playing time thereof, shall be two (2) times the Controlled Rate, (C) the maximum aggregate mechanical copyright royalty rate payable by Company or its Canadian licensee, as applicable, in respect of any single record hereunder embodying three (3) selections, regardless of the playing time thereof, shall be three (3) times the Controlled Rate, and (D) the maximum aggregate mechanical copyright royalty rate payable by Company or its Canadian licensee, as applicable, in respect of any Mini-LP hereunder, regardless of the number of selections embodied thereon or the playing time thereof, shall be five (5) times the Controlled Rate. With respect to any album that is a multiple album in a particular configuration, the maximum aggregate copyright royalty rate payable by Company or its Canadian licensee, as applicable, with respect to such album in such configuration, regardless of the number of selections embodied therein or the playing time thereof, shall be the Maximum Aggregate Multiple Album Rate. As used herein, the term "Maximum Aggregate Multiple Album Rate" for a particular multiple album in a particular configuration means the Maximum Aggregate Album Rate which would be applicable to an album which was delivered on the date such multiple album was manufactured multiplied by a fraction, the numerator of which is the SRLP of such multiple album in the applicable configuration in the United States and the denominator of which is Company's then-prevailing SRLP for Company's newly-released top-price albums (i.e., such albums which are not Multiple Albums) in such configuration in the United States.

                        (d) Notwithstanding anything to the contrary contained in this paragraph 5, if the actual aggregate mechanical copyright royalties which Company or its Canadian licensee, as applicable, is required to pay in respect of any album, multiple album, Mini-LP or single record hereunder shall exceed the applicable maximum therefor as specified in paragraph 5(c) above, then, to the extent Company or its Canadian licensee, as applicable, is unable to recover all of such excess from mechanical copyright royalties payable with respect to Controlled Compositions embodied therein (which Company and its Canadian licensee shall have the right to do) (a) Company's Canadian licensee shall have the right to deduct an amount equal to the additional payments to be made by it as a result thereof from any and all mechanical copyright royalties otherwise payable by it with respect to Controlled Compositions embodied in other records hereunder, and (b) Company shall have the right to deduct an amount equal to the additional payments to be made by it as a result thereof from any and all royalties, mechanical copyright royalties with respect to Controlled Compositions on other records hereunder and other sums payable under this agreement.

                        (e) No mechanical copyright royalties shall be payable in respect of any Controlled Composition which is an arrangement of a selection in the public domain. Notwithstanding the foregoing, if any such arrangement is credited by ASCAP or BMI, then Producer hereby licenses such arrangement to Company at a mechanical copyright royalty rate equal to seventy-five percent (75%) of the Controlled Rate in effect as of the date of initial commercial release of the First Master embodying such arrangement of a public domain selection multiplied by the percentage used by the applicable performing rights society or organization (i.e., ASCAP or BMI) in determining the credits to be given to the publisher of such arrangement for public performances thereof; provided, that, unless and until Producer furnishes to Company a copy of the letter from the performing rights society or organization setting forth the percentage of the otherwise-applicable credit which the publisher will receive for such public performances, Company shall not be obligated to pay any mechanical copyright royalty with respect to such arrangement (but, after Company's receipt of such letter from Producer, Company shall calculate such mechanical copyright royalty retroactive to the first record sold and shall pay same in accordance with the terms of this agreement).

                (f) Producer hereby grants the following on a gratis basis (on behalf of Producer, Artist and any music publishing company that now or hereafter owns or controls any Controlled Composition recorded by Artist hereunder) to Company (on behalf of itself and Company's Licensees) with respect to all Controlled Compositions embodied on Masters hereunder: (i) perpetual licenses for both the public performance thereof in the United States and the mechanical reproduction (or the equivalent term applicable to on-line transmission and the like) thereof in the Territory solely for "advertising and promotional purposes" [as defined in paragraph 19(a)(vi) below] on on-line "websites" (or similar tools or mechanisms established by Company or Company's Licensees or under Company's or Company's Licensees' authority for "on-line" or similar dissemination of information or data ["Sites"]), and (ii) a perpetual license to reprint the lyrics thereof on the album packaging and on the Sites.

                (g) Any assignment made of the ownership or copyright in, or the right to license or administer the use of, any Controlled Composition shall be subject to the terms and provisions hereof.

6.      Grant of Rights.

                (a) Producer acknowledges and agrees that Company is and shall be the exclusive owner in perpetuity throughout the universe (the "Territory") of all right, title and interest in and to all Video Songs, Masters and other recordings and all records and reproductions made therefrom, and all artwork created for use in connection therewith ("Artwork"), during and from the inception of their creation, including, without limitation, the Territory-wide copyrights therein and thereto [but excluding the copyrights in the musical compositions embodied in Masters and other recordings and any trademark and/or service mark rights in and to Producer's and Artist's names and the applicable corporate and/or professional names thereof (except as otherwise expressly set forth herein)] and the exclusive right to copyright such Masters and other recordings as "sound recordings" in the name of Company, to renew and extend such copyrights and to exercise throughout the Territory all rights of the copyright proprietor thereof; in connection with the foregoing, Producer hereby acknowledges and agrees that the Artwork created by Producer in connection with each phonograph record and Home A/V Device hereunder and each Video Song, Master and other recording is a work made for hire in that (i) it is prepared within the scope of Company's employment of Producer and Artist hereunder and under the Inducement Letter attached hereto and/or (ii) it constitutes a work specifically ordered by Company for use as a contribution to a collective work. Producer hereby irrevocably and unconditionally waives any and all moral and like rights that Producer has in the Masters and in the performances embodied therein and hereby agrees not to make any claim against Company or any party authorized by Company to exploit the Masters based on such moral or like rights. To the extent, if any, that Producer and/or Artist may be deemed an "author" of such "sound recordings", Producer further grants to Company a power of attorney, irrevocable and coupled with an interest, for Producer and/or Artist and in Producer's and/or Artist's names, to apply for and obtain, and on obtaining same, to assign to Company, all such copyrights and renewals and extensions thereof, which power of attorney is limited to the purposes set forth in this sentence and may only be exercised if Producer or Artist fails to execute and deliver to Company any document which Company may reasonably submit to Producer for execution by Producer and/or Artist. Producer further agrees to perform such acts and to execute and deliver to Company, and to cause each person rendering services in connection with Masters and other recordings to perform such acts and to execute and deliver to Company (A) written assignments to Company (in a form reasonably satisfactory to Company) of all sound recording copyright rights (including renewal and extension rights) such person may have, and/or (B) such other instruments as Company reasonably deems necessary to effectuate and/or record ownership of rights hereunder with the U.S. Copyright Office or elsewhere. Producer hereby irrevocably appoints Company as Producer's agent and attorney-in-fact solely to execute the aforementioned instruments in the name of Producer and/or such persons rendering services in connection with Masters and other recordings and to dispose of such instruments; Producer acknowledges that Company's agency and power are coupled with an interest. Without limiting the foregoing, but subject to the terms and conditions contained in this agreement, Company shall have the exclusive and perpetual right throughout the Territory to control all Artwork, Video Songs, Masters and other recordings, and except as specifically provided to the contrary elsewhere herein, may sell, lease, license and otherwise exploit such Artwork, Video Songs, Masters and other recordings, or refrain therefrom, throughout the Territory upon such terms and conditions, in such records, and in such forms and versions as it may in its sole discretion determine. Producer acknowledges that records embodying Masters may be released under any trademark, trade name or label designated by Company; provided, that the initial commercial release in the United States of each album delivered hereunder shall be on one of Company's then-current top-line "pop" labels (i.e., currently the "Modern Records, Inc." labels).

                (b) Producer hereby grants to Company the right to use and publish, and to permit others to use and publish, Producer's name and the name and likeness of and biographical material concerning Artist and Producer, all individual producers and all other persons rendering services in connection with Masters and other recordings for advertising and purposes of trade in connection with the promotion and sale of records and Video Songs hereunder, Company's record business and products, and Artist's career, or Company may refrain from any or all of the foregoing; as used herein, the name of a group or person includes, without limitation, all past, present and future professional names used by the applicable group and all past, present and future legal and professional names used by the applicable person. Except in connection with records which have been recorded for third parties prior to the commencement of the term hereof and which third parties own and have the right to exploit as of the date hereof without the consent of Producer or Artist, (i) the foregoing rights with respect to Artist shall be exclusive to Company for the Territory during the term hereof and (except as expressly set forth herein) non-exclusive thereafter, and the foregoing rights with respect to Producer shall be non-exclusive at all times, and (ii) during the term hereof, neither Producer nor Artist shall directly or indirectly authorize the use of Artist's name, likeness or other identification, voice or other sound effects, or performance, for or in connection with the production, sale, advertising or exploitation of phonograph records in the Territory by or for any person other than Company. During the term hereof, Company may bill, advertise, and describe Artist for the Territory as, and Producer agrees to use Producer's reasonable efforts with respect to other aspects of Artist's career to cause Artist to be billed, advertised and described as, an "Exclusive `Company'/'Producer' Artist", or by a similar designation. Producer will deliver to Company any photographs and other likenesses of and biographical material concerning Artist, label data and any other material, any or all of which Producer or Artist may own or control and which Company reasonably may require to exploit and promote records hereunder. Company agrees that, notwithstanding anything to the contrary contained herein, all likenesses of and biographical material concerning Artist used hereunder shall be subject to Producer's approval; provided, that such approval shall be deemed given with respect to any material submitted by Producer; provided, further, that such approval shall be deemed given with respect to any such material which Producer does not disapprove in writing within seven (7) business days after Producer has been provided with a copy of such material at Producer's notice address hereunder. If Producer objects to any previously approved likeness (other than any likeness embodied in any Video Song or on the packaging for any record hereunder) or biographical material and provides Company with replacements therefor which are approved by Company, then after such replacements have been so provided, Company shall not make any new use of those likenesses and biographical material to which Producer has objected. Company's inadvertent failure to comply with the foregoing requirements with respect to likenesses and biographical material shall not be deemed a breach hereof; provided, that, after Company's receipt of notice from Producer of any such failure, Company shall use reasonable efforts to prospectively comply with the foregoing provisions with respect to likenesses and biographical material.

                (c) Producer agrees that during the term hereof:

                        (i) Neither Producer nor Artist shall enter into any agreement or make any commitment which would interfere with Producer's or Artist's performance of any of the terms or provisions hereof.

                        (ii) Except as permitted pursuant to paragraph 24 below, Artist shall not perform, and Producer shall not authorize or allow Artist to perform, for the purpose of making phonograph records for distribution or sale in the Territory by or for any person other than Company.

                        (iii) Notwithstanding anything to the contrary contained herein, neither Producer nor Artist shall, without Company's prior written consent, promote, advertise, endorse or otherwise use Artist's name, likeness or logo (whether presently or hereafter used by Artist) in connection with the sale, distribution, advertisement or other exploitation of any blank tapes or other medium capable of recording sound, including, without limitation, reel-to-reel tapes, cartridges, cassette tapes and recordable compact discs, whether for financial remuneration, promotional consideration or otherwise.

                        (iv) If Artist makes any sound recording for motion pictures, television, radio or any other medium, or if Artist performs as a member of the cast in making sound recordings for a live theatrical presentation, then Artist will do so only pursuant to a written contract prohibiting the use of such recordings, directly or indirectly, for phonograph record purposes by any person other than Company. Upon Company's request, Producer shall promptly deliver (or cause Artist to deliver) to Company a true and correct copy of the pertinent provisions of each such contract.

                (d) Company may take such action as it deems necessary, in Producer's and/or Artist's name and/or in its own name, to enforce and protect its rights under this agreement, including, without limitation, taking action against any person who uses the performance, name, photograph or other likeness, other identification, voice and/or sound effects of Artist in violation of Company's rights hereunder; such action shall be at Company's sole cost and expense except with respect to matters which involve breaches of Producer's warranties, representations or agreements hereunder or as to which Producer is obligated to indemnify Company hereunder. Producer may, at Producer's sole cost and expense, participate in Company's efforts to enforce its rights hereunder, but the final control and disposition of any and all such efforts shall remain with Company.

                (e) Producer and Artist recognize and acknowledge that Company has not made, and does not hereby make, any representation or warranty with respect to the quantity (if any) of sales of records embodying Masters. Producer and Artist recognize and acknowledge that the sale of phonograph records is speculative and agree that the judgment of Company (and its subsidiary and affiliated companies and Company's Licensees) in regard to any matter affecting the sale, distribution and exploitation of said records shall be binding and conclusive upon Producer and Artist. Producer warrants, represents and agrees that neither Producer nor Artist shall make any claim, nor shall any liability be imposed upon Company or Company's Licensees based upon any claim, that more sales could have been made or better business could have been done than was actually made or done by Company or Company's Licensees.

7.      Release Commitment.

                (a) Provided that neither Producer nor Artist is then in material breach hereunder, Company shall release each Commitment Album in the United States not later than the later of (i) one hundred twenty (120) days after delivery of such album, or (ii) nine (9) months after release by Company in the United States of the immediately preceding Commitment Album hereunder; provided, that if the last day on which Company would be obligated pursuant to the foregoing to release any album hereunder falls between October 1 and December 31 of any year, then Company shall not be obligated to release such album in the United States prior to the fourth week of January of the next succeeding year; provided, further, that if U.S. Net Sales of the immediately preceding Commitment Album exceed two hundred fifty thousand (250,000) as of the date on which a particular Commitment Album is delivered hereunder, then the foregoing extension shall only apply if pursuant to the provisions hereof Company is obligated to release such album between November 1 and December 31 of any year. If Company fails to release any album as aforesaid, Producer's sole remedy shall be the right for thirty (30) days after the expiration of such one hundred twenty (120) day or nine (9) month period (as such period may be extended as set forth above) to give Company notice of such failure. If Company fails to release the applicable album in the United States within sixty (60) days after such notice, Producer shall have the right (as Producer's sole remedy) for forty-five (45) days after the expiration of such sixty (60) day period to terminate the term hereof by notice to Company; provided, that if Company releases the applicable album in the United States in accordance with the terms of this agreement prior to Company's receipt of such notice, then Producer's such notice shall be of no force or effect. Producer's failure to give Company notice within any of the time periods set forth herein shall be a waiver of Producer's right to terminate the term hereof as aforesaid. Notwithstanding anything to the contrary contained in paragraph 1 hereof, if Company's obligation to release in the United States the last Commitment Album of any period of the term is extended until January of a particular year pursuant to this paragraph 7(a), then the then-current period of the term shall expire on the later of April 30 of such year or the date such period would otherwise expire pursuant to paragraph 1 hereof.

                (b) If Producer has the right to terminate the term of this agreement as a result of Company's failure to release any Commitment Album hereunder and Producer properly exercises such right in accordance with paragraph 7(a) above, then Producer shall have the option, exercisable by notice to Company no later than one hundred twenty (120) days after such termination, to purchase such unreleased album from Company; provided, that if prior to Company's receipt of Producer's such notice, Company commences the manufacture of copies of such album with the intention of releasing such album [and if Company, in fact, thereafter commercially releases such album within ninety (90) days after receipt of such notice], then such election to purchase shall be of no force and effect and Company shall have no obligation to sell such album to Producer. The purchase price for any such unreleased album shall be an amount equal to all sums actually paid by Company pursuant to paragraphs 3 and 4 hereof with respect to such unreleased album less the amount of any excess recording costs for such album which were incurred solely as the result of Company's culpable acts or omissions (such amount being hereinafter referred to as the "Purchase Price"), and the Purchase Price shall be paid to Company concurrently with the transfer of all rights in the album to Producer. Further, as a condition of the right of purchase and the transfer of such rights, Producer shall execute Company's then-current standard form master purchase agreement.

                (c) (i) As used herein, the term "Qualified Commitment Album" means a Commitment Album which achieves a position in the top 20 positions in the Billboard magazine "The Billboard 200" album chart (or such a position in the equivalent album chart in any successor leading United States music industry trade publication). Provided that neither Producer nor Artist is then in material breach hereunder, Company shall cause the release of each Qualifying Commitment Album in Canada, Australia and Japan (each of the foregoing territories being herein referred to as a "Release Territory") not later than one hundred twenty (120) days after the applicable album becomes a Qualified Commitment Album.

                        (ii) Upon Company's failure to cause the release of any Qualified Commitment Album in any particular Release Territory, as aforesaid, Producer's sole remedy shall be the right for thirty (30) days following the expiration of such one hundred twenty (120) day period (as such period may be suspended and extended as set forth herein) to notify Company of such failure, and if Company fails to cause the release of such album in the applicable Release Territory within sixty (60) days (the "Cure Period") after such notice, Producer shall have the right, exercisable by notice to Company within thirty
(30) days after the expiration of the Cure Period, to exercise an option (the "Single Album Third Party Licensee Option") with respect to the applicable Release Territory. In the event that Producer exercises the Single Album Third Party Licensee Option with respect to a particular Release Territory, then the following shall be applicable:

                                (A) Company and Producer shall jointly have the
right to license to any one or more third parties (whether or not owned by or affiliated with Company) the right to manufacture, distribute and sell records embodying such unreleased album (the "Licensed Masters") for the applicable Release Territory, such license to be limited to the right to sell copies of such album as a whole and to release single records derived solely therefrom, with all other rights in and to the Licensed Masters being reserved to Company. Any such third party licensee is referred to in this paragraph 7(c)(ii) as a "Third Party Foreign Licensee". Producer's choice of Third Party Foreign Licensees shall be subject to Company's approval; Company agrees not to unreasonably withhold Company's approval of Artist's choice of any particular company as a Third Party Foreign Licensee.

                                (B) The license issued by Company and Producer
to each Third Party Foreign Licensee shall require such Third Party Foreign Licensee to agree for Company's express benefit to account to Company one hundred percent (100%) of all advances and royalties payable by such Third Party Foreign Licensee with respect to the exploitation of the Licensed Masters by such Third Party Foreign Licensee pursuant to the applicable license agreement. Company shall account to and pay royalties to Artist in respect of such exploitation by Third Party Foreign Licensee in accordance with applicable provisions of paragraph 3(a) hereof and Exhibit A hereto; provided, that Company shall not be obligated to credit Producer's royalty account with more than fifty percent (50%) of the royalties credited to Company's royalty account by the applicable Third Party Foreign Licensee.

                                (C) The license issued by Company and Producer
to each Third Party Foreign Licensee shall require such Third Party Foreign Licensee to be solely responsible for and make any and all payments required to be made in connection with the manufacture, distribution and sale or other exploitation of records embodying Licensed Masters in the applicable Release Territory, including, without limitation, mechanical or copyright fees or royalties, contributions which may become due to the AFM Music Performance Trust Fund, the AFM Special Payments Fund, or any other union trust fund, and shall require each Third Party Foreign Licensee to hold Company free and harmless from any and all claims in connection therewith; provided, that Company shall pay royalties to Producer in accordance with the foregoing subparagraph (B).

                                (D) The license issued by Company and Producer
to each Third Party Foreign Licensee shall require such Third Party Foreign Licensee to indemnify and hold Company and Company's licensees harmless from any damages, liabilities, cost and expenses, including legal expenses and reasonable attorneys' fees, arising out of any and all uses of the Licensed Masters by such Third Party Foreign Licensee or its successors, assigns or licensees.

                        (iii) In the event that Company fails to cause the release in a Release Territory, as herein required, any two (2) consecutive Qualifying Commitment Albums, Producer's sole remedy shall be to provide Company with notice of such failure within thirty (30) days after expiration of the ninety (90) day period specified above with respect to the second of such albums. Provided that Producer shall have given Company notice of such failure as aforesaid, and provided that the Company fails to cause the release in such Release Territory of either of such albums within the Cure Period with respect to the second of such albums, Producer shall have the right, exercisable by notice to Company within thirty (30) days after the expiration of the Cure Period with respect to the second of such albums, to exercise the General Third Party Licensee Option for such Release Territory, and, if Producer does so, then the provisions of paragraphs 7(c)(ii)(A), 7(c)(ii)(B), 7(c)(ii)(C) and 7(c)(ii)(D) above shall be applicable in all respects to such albums and to all subsequently-delivered Commitment Albums.

                        (iv) Producer shall not deliver any particular Masters or Album Artwork relating thereto (as the term "Album Artwork" is defined in paragraph 25 below) to any Third Party Foreign License prior to the delivery of such Masters and Album Artwork to Company. In addition, no license issued by Company and Producer shall authorize the exploitation of any particular Masters prior to the earlier of (A) the last date on which Company can timely release such Masters in the United States pursuant to paragraph 7(a) above, or (B) the date on which Company initially releases such Masters in the United States.

                        (v) Notwithstanding anything to the contrary contained herein, if Company fails to cause the release of any Qualifying Commitment Album in any particular Release Territory because, in the good-faith judgment of Company or Company's licensee for such Release Territory, such release would either be illegal or would contravene the moral or ethical standards prevailing in such Release Territory because of the lyric content of such album or the Album Artwork therefor, then Company shall not be obligated to cause the release of such album in such Release Territory as set forth in paragraph 7(c)(i) above and, accordingly, Producer shall not have the right to exercise the Third Party Licensee Option because of such non-release; provided, that if Producer revises the applicable Qualifying Commitment Album or Album Artwork in a way that obviates the reason for non-release in the good faith judgment of Company or Company's applicable licensee, then Company's obligation to cause the release of such album in the applicable Release Territory shall be reinstated as to such revised album but, for the purpose of such release obligation in such Release Territory, such album shall be deemed to have become a Qualifying Commitment Album no earlier than the date upon which Producer delivers to Company such revised album and/or Album Artwork, as applicable.

8.      Re-recording Restrictions.

                (a) Producer, on Producer's and Artist's behalf, agrees that Artist shall not perform in any manner any selection (or portion thereof) recorded hereunder, whether or not released by Company, for the purpose of making records for distribution or sale in the Territory by or for any person other than Company, at any time prior to the later of the following dates (such later date, with respect to any such selection, is herein sometimes referred to as the "Restriction Date"): (i) five (5) years after the date of delivery to Company of the last Master embodying such selection, or (ii) two (2) years after the expiration or termination of the term of this agreement or any subsequent agreement between Company and Producer (or Artist or any person furnishing Artist's recording services or the results and proceeds thereof) with respect to Artist's recording services.

                (b) Except as permitted pursuant to paragraph 24 below, neither Producer nor Artist shall at any time manufacture, distribute or sell, or directly or indirectly authorize the manufacture, distribution or sale in the Territory by any person other than Company of phonograph records embodying (i) any performance rendered in any manner by Artist during the term of this agreement, or (ii) any performance rendered in any manner by Artist after the expiration or termination of the term of this agreement of a selection recorded hereunder, whether or not released by Company, if such performance is rendered prior to the Restriction Date applicable thereto. Furthermore, Artist shall not record, nor shall Producer or Artist directly or indirectly authorize to be recorded for any purpose, any such performance without in each case taking all reasonable measures necessary to prevent the manufacture, distribution or sale in the Territory at any time by any person other than Company of phonograph records embodying such performance. Specifically, but without limiting the generality of the foregoing, if, after the expiration or termination of the term of this agreement, Artist performs for any purpose any selection recorded hereunder prior to the Restriction Date applicable thereto, then Artist will do so only pursuant to a written contract containing an express provision that neither such performance nor any recording thereof will be used directly or indirectly for the purpose of making phonograph records for distribution or sale in the Territory. Upon Company's request, Producer shall promptly deliver (or cause Artist to deliver) to Company a true and correct copy of the pertinent provisions of each such contract.

9.      Warranties and Representations.

        Producer warrants, represents and agrees that:

                (a) Producer and Artist are free to enter into and perform this agreement, and neither Producer nor Artist is under any restriction or obligation which will impair their full performance of their respective obligations hereunder or impair Company's full enjoyment of Company's rights hereunder. Without limiting the foregoing, Producer specifically warrants and represents that no selection recorded or to be recorded by Artist hereunder is or will be subject to any re-recording or reproducing restriction under any previous recording or production contract to which Producer or Artist may have been a party, and that neither Producer nor Artist nor any other person rendering services in connection with Masters or other recordings is or will be a party to any contract which would in any way impair the rights granted to Company hereunder.

                (b) All Masters and other recordings shall be free of all liens and encumbrances, and there will be no claims, demands or actions pending or threatened with respect thereto other than any such liens, encumbrances, claims, demands or actions arising from Company's acts or omissions.

                (c) Neither any name(s) used by Artist, the Masters, any other recordings, any of the selections embodied therein, any other matters or materials supplied by Producer or Artist hereunder, nor any exploitation or use of any of the foregoing, will violate or infringe upon any civil, personal or proprietary right of any person, including, without limitation, trademarks, trade names, copyrights and rights of privacy and publicity, and all label copy and liner-note information provided by Producer and/or Artist hereunder upon delivery of each Master shall be accurate and complete.

                (d) Neither Producer nor Artist shall, at any time prior to the date occurring nine (9) months after the delivery of the last Commitment Album delivered prior to the expiration or termination of the term hereof [or twelve
(12) months after such delivery if Company suspends its obligation to release such album until January of any particular year pursuant to paragraph 7(a) above] sell, license or otherwise exploit in any manner whatsoever, or authorize any third party to sell, license or otherwise exploit, any recording embodying the performances of Artist which is now or hereafter owned or controlled by Producer or Artist [whether recorded during or prior to such nine
(9) month or twelve (12) month period, as applicable], and any selections embodied in such recordings are and shall be subject to paragraph 8(a) above.

                (e) The selections embodied in Masters and other recordings shall be available for mechanical licensing to Company in accordance with paragraph 5 above, and as of the date hereof no Controlled Compositions are owned or controlled by a third party.

                (f) Other than as specifically set forth in this agreement, Company shall be subject to no costs, fees, advances, charges or royalties for or in connection with the recording, sale, use or exploitation of the Masters and other recordings.

                (g) Artist is, and shall remain, a member in good standing of any appropriate union(s) with which Company may at the time of recording or delivery of any Master or other recording hereunder have an agreement lawfully requiring such union membership.

                (h) All Masters and other recordings shall be produced under and in conformity with all union agreements to which the Masters and other recordings may at any time be or become subject. The foregoing warranties and representations are included for the benefit of the AFM, AFTRA, all other appropriate unions, their respective members whose performances are embodied in Masters or other recordings, and Company, and may be enforced by such unions, their respective designees or by Company.

                (i) (i) During the term of this agreement, Producer shall have the sole and exclusive right to Artist's recording services under a valid and binding contract with Artist, which contract shall grant to Producer all rights necessary or desirable for Producer's full performance hereunder. Producer shall supply a true copy of such contract to Company upon demand. Such contract does not and will not require the payment to Artist (or to a person on Artist's behalf) of a royalty, advance or other monies in excess of monies payable to Producer hereunder. During the term hereof and prior to the Restriction Date with respect to any Master or other recording hereunder, Producer shall not in a manner which may in any way adversely affect Company's rights hereunder (A) release Artist from any term or provision of such contract; (B) agree to any termination or modification thereof; (C) fail to exercise any renewal, suspension or extension option with respect thereto; or (D) breach said contract in any manner.

                        (ii) Concurrently with Producer's execution hereof, Producer shall procure and deliver to Company an inducement letter in the form of Exhibit B hereto (the "Inducement Letter") signed by Artist and Producer. Producer shall cause Artist to comply with such Inducement Letter, and Producer shall be bound by the terms and conditions thereof. If Company elects to directly receive Artist's services under paragraph 4 of the Inducement Letter pursuant to a claim by or through Artist that Producer is no longer entitled to Artist's services, then Company's obligations under this agreement shall be automatically suspended until it is determined, through final, non-appealable award (judgment or arbitration) or written settlement agreement, whether or not Producer is entitled to Artist's recording services as required by this agreement. Further, Company shall have access to Producer's books and records so that

Company may, at its election, account and make payments directly to Artist, which payments shall fully satisfy Company's obligations to make payments to Producer hereunder during such suspension. If and when Producer is so determined to have been entitled to Artist's services as required herein, then (A) such suspension shall thereupon be terminated, (B) Company shall pay Producer any amounts withheld during the suspension, less any amounts actually paid by Company to Artist, to any producer of Masters or other recordings and to any other persons who may be entitled to receive royalties or other sums in respect of Masters or other recordings, any and all of which shall be deemed to have been paid hereunder, and (C) any Masters and other recordings recorded by Artist during such suspension shall be deemed to be Masters or other recordings, as applicable, recorded hereunder. If and when Producer is so determined not to have been entitled to Artist's services as required hereunder, then the term of this agreement shall be deemed to have terminated as of the date the suspension commenced, recordings made directly for Company under the terms of the Inducement Letter shall be and remain Company's sole and exclusive property, not subject to this agreement insofar as Producer is concerned, and Company shall have no obligation whatsoever to pay any monies to Producer with respect to such recordings, whether earned before or after the date of such termination.

                        (iii) Provided that Artist fully performs all of Artist's material obligations to Company under the terms of the Inducement Letter (including, without limitation, the timely delivery of Masters in satisfaction of the Recording Commitment) and provided further, that Company has not terminated the term of this agreement, the term of this agreement shall continue without interruption notwithstanding a suspension under paragraph 9(i)(ii) above. However, any extension of the term of the agreement between Company and Artist shall likewise extend the then-current period of the term hereof and any applicable subsequent period of the term hereof. The exercise by Company of any option under the agreement between Company and Artist shall be deemed an exercise of the corresponding option under paragraph 1 above. The provisions of this paragraph 9(i)(iii) are subject to the last sentence of paragraph 9(i)(ii) above.

                        (iv) Company shall have, and Producer hereby grants to Company, all rights acquired and to be acquired by Producer under Producer's contract with Artist which are necessary or desirable to enable Company to enjoy its rights under this agreement. Producer shall, for the express benefit of Company, require the performance by Artist of said contractual obligations so as to enable Company to enjoy the rights granted to Company by Producer. Company may participate in Producer's efforts to enforce such contract, and Producer hereby grants to Company the power and authority to enforce the performance of all such contractual obligations directly against Artist in the name of Producer and/or Company, as Company may elect, including the seeking of injunctive or other equitable relief, as well as seeking the recovery of damages at law.

                (j) Company's acceptance and/or use of Masters, other recordings or other matters or materials hereunder shall not constitute a waiver of any of Producer's and/or Artist's warranties, representations or agreements in respect thereof.

                (k) Producer and Artist agree to use their good-faith efforts to record and produce commercially acceptable Masters hereunder. Without limiting the foregoing, with respect to each Commitment Album after the First Album: (i) Producer and Artist agree to use their good faith efforts to produce and record Masters hereunder which are (unless otherwise requested in writing by Company) reasonably consistent in style, content and caliber with the First Album; and (ii) Producer and Artist agree not to produce and record Masters that appeal to a so-called "limited market" (e.g., seasonal recordings and children's recordings) unless otherwise requested in writing by Company.

                (l) Producer does not have, and during the term hereof shall not acquire, the right to require Artist to make any recordings other than the Masters of the Recording Commitment and any other recordings which are delivered to Company hereunder.

                (m) If Producer is a corporation, Producer is and at all times during the term hereof shall be a corporation in good standing in the jurisdiction of its incorporation.

                (n) Artist (and each member of Artist, if Artist is a group) is a United States citizen and is at least eighteen (18) years of age.

10.     Indemnification.

                (a) Producer agrees to indemnify and hold Company and its parent, affiliates, divisions, successors and assigns and the officers, directors, and employees of the foregoing harmless from and against any liability, damage, cost or expense (including reasonable costs and reasonable attorneys' fees) occasioned by or arising out of any third-party claim, demand or action which is reduced to final non-appealable judgment or settled with Producer's written consent and (i) which arises as a result of the acts or omissions of Producer, Artist and/or their respective agents, or (ii) which is inconsistent with any warranty, representation, agreement or grant of rights made or assumed by Producer or Artist hereunder. Company agrees to give Producer notice of any claim, demand or action to which the foregoing indemnity applies, and Producer may participate in the defense of same at Producer's expense, through counsel of Producer's choice; provided, that the final control and disposition of same (by settlement, compromise or otherwise) shall remain with Company after good-faith consultation with Producer and Producer's counsel. Producer agrees to pay Company on demand any amount for which Producer may be responsible under the foregoing indemnity and, without limiting any of Company's other rights or remedies, upon the making or filing of any claim, demand or action subject hereto, Company shall be entitled to withhold sums payable under this agreement in an amount reasonably related to the potential liability, plus reasonable costs and reasonable attorneys' fees; provided, that Company shall not so withhold monies if Producer posts a bond which has been reasonably approved in all aspects (form, amount, duration, surety, etc.) by Company. Further, at such time, if ever, as such withheld monies become payable to Producer, Company shall pay Producer interest on such withheld and payable funds at the rate prevailing at Bank of America in Los Angeles, California for regular passbook savings accounts from time to time during the period for which such monies were so withheld. With respect to any claim or demand, Company shall not withhold monies hereunder for more than one (1) year after Company has received notice of such claim or demand unless legal action with respect to such claim or demand is filed and served within such one (1) year period; provided, that if any such legal action is filed and served within such one (1) year period and is thereafter withdrawn or dismissed and not refiled within three (3) months after withdrawal or dismissal, then Company shall remit such withheld monies (less actual costs incurred by Company) to Producer promptly after the expiration of such three (3) month period. Producer shall, at Company's request, cooperate fully and cause Artist to cooperate fully with Company in any controversy which may arise with third parties or litigation which may be brought by third parties concerning this agreement or any of Company's rights hereunder. If Producer fails to consent to a proposed settlement, Company shall nonetheless have the right to enter into such proposed settlement but, in such event, Producer shall not be liable for the amount of the settlement, but shall be liable for all reasonable expenses (including reasonable costs and reasonable attorneys' fees) which Company incurred up to and including the date as of which the claim is settled. Alternatively, if Producer fails to consent to a proposed settlement and Company elects not to enter into such settlement agreement in accordance with the immediately preceding sentence, Producer shall, if Company so elects and at Company's written request, thereafter directly bear all costs of defense and shall promptly reimburse Company for all reasonable expenses incurred by Company (including reasonable costs and reasonable attorneys' fees) up to and including the date as of which Producer failed to consent to such proposed settlement and, if Producer fails to promptly undertake such future costs and reimburse Company for such accumulated expenses, then Company may settle such claim in its sole discretion and Producer's indemnification shall apply to such settlement.

                (b) Company agrees to indemnify and hold Producer and its parent, affiliates, divisions, successors and assigns and the officers, directors and employees of the foregoing harmless against any liability, damage, cost or expense (including reasonable costs and reasonable attorneys' fees) occasioned by or arising out of any third-party claim, demand or action inconsistent with any warranty, representation or agreement made or assumed by Company hereunder which is reduced to final non-appealable judgment or settled with Company's written consent. In all relevant respects, the provisions of paragraph 10(a) hereof shall be applicable to the scope of such indemnification.

11.     Force Majeure; Defaults and Remedies.

        Notwithstanding anything to the contrary contained in this agreement:

                (a) If Company's performance hereunder is delayed or becomes impossible or commercially impracticable by reason of any force majeure event, including, without limitation, any act of God, fire, earthquake, strike, civil commotion, act of government or any order, regulation, ruling or action of any labor union or association of artists affecting Company and/or the phonograph record industry, Company, upon notice to Producer, may suspend its obligations hereunder for the duration of such delay, impossibility or impracticability, as the case may be. In the event any force majeure suspension exceeds six (6) consecutive months, Producer may terminate the term of this agreement upon ten
(10) days notice to Company; provided, that any such termination by Producer shall be effective only if the force majeure event does not affect a substantial portion of the United States recording industry, in no way involves Producer's or Artist's acts or omissions, and Company fails to terminate the suspension within ten (10) days after its receipt of Producer's notice. Company shall not withhold payment of any royalties (including, without limitation, foreign royalties and mechanical copyright royalties) during any such suspension unless the force majeure event materially impairs Company's ability to calculate and/or pay royalties.

                (b) Each of the following shall constitute an event of default hereunder:

                        (i) Artist's voice and/or playing ability becomes materially impaired as determined by a physician reasonably designated by Company and Producer [provided, that Producer shall not thwart Company's rights under this paragraph 11(b) by failing to designate a physician], Artist ceases to seriously pursue Artist's career as a musical performing artist, Producer attempts to assign this agreement other than as permitted under paragraph 14 hereof, or Producer and/or Artist fails, refuses or neglects to fulfill any of their respective material obligations hereunder.

                        (ii) Producer or Artist commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or consents to the entry of an order for relief in any involuntary case under such law or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee or sequestrator (or similar appointee) of Producer or Artist or any substantial part of Producer's or Artist's property or Producer or Artist makes an assignment for the benefit of creditors or takes any action (whether corporate or otherwise) in furtherance of any of the foregoing which substantially affects Company's material rights hereunder.

                        (iii) A court having jurisdiction over the affairs or property of Producer or Artist enters a decree or order for relief in respect of Producer or Artist or any of Producer's or Artist's property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar appointee) of Producer or Artist or for any substantial part of Producer's or Artist's property or orders the winding up or liquidation of Producer's or Artist's affairs and such decree or order remains unstayed and in effect for a period of fifteen (15) consecutive days.

                (c) On the occurrence of any event of default set forth in paragraph 11(b) above, Company, without limiting its other rights or remedies, may, by notice to Producer, elect to (i) suspend its obligations to Producer hereunder for the duration of such event (except that Company shall not suspend its obligation to pay royalties otherwise payable hereunder if Producer's failure to perform Producer's obligations is caused by reasons beyond the reasonable control of Producer and Artist), (ii) terminate the term of this agreement by notice to Producer given at any time (whether or not during a period of suspension based on such event or based upon any other event), and thereby be relieved of all liability other than any obligations hereunder to pay royalties in respect of Masters delivered prior to termination, and/or (iii) require Artist to render Artist's exclusive services directly to Company in accordance with the Inducement Letter.

                (d) Producer acknowledges that its performance and the services of Artist hereunder, and the rights granted to Company herein, are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, that a breach by Producer or Artist of this agreement will cause Company irreparable injury and that, subject to paragraph 14 hereof, Company is not obligated to accept the performance of Producer or Artist hereunder from, or to render performances due to Producer hereunder to, any person other than Producer, including, without limitation, any successor in interest to Producer. Company shall be entitled to seek injunctive and/or other equitable relief to prevent a breach of this agreement by Producer and/or Artist, which relief shall be in addition to any other rights or remedies which Company may have, whether for damages or otherwise.

12.     Promotional activities of Artist.

        From time to time, at Company's reasonable request and whenever same will not unreasonably interfere with other professional activities of Artist, Producer shall cause Artist to: appear at photographic sessions in connection with the creation of artwork, poster and cover art to be used for the advertising, marketing and promotion of records hereunder; appear for interviews with representatives of the press and Company's publicity personnel; and advise and consult with Company regarding Artist's performances hereunder. At Company's request and subject to Artist's reasonable availability, Producer shall also cause Artist to make personal appearances on radio and television and elsewhere and to record taped interviews, spot announcements, trailers and electrical transcriptions, all for the purpose of advertising, exploiting and/or promoting records hereunder. Neither Producer nor Artist shall be entitled to any compensation for such services, except as may be required by applicable union agreements; provided, that Company shall, on a non-recoupable basis, pay directly or reimburse Producer for the reasonable travel and living expenses incurred by Artist pursuant to a budget approved by Company in advance in connection with the rendition by Artist of services rendered at Company's direction pursuant to this paragraph 12. Notwithstanding the foregoing provisions of this paragraph 12, Producer's failure to comply with the requirements of this paragraph 12 in any instance shall not constitute a breach of this agreement unless Producer consistently refuses or fails to comply with such requirements and/or unless Producer refuses or fails to cause Artist to perform a reasonable amount of such requirements with respect to any Commitment Album.

13.     Insurance.

        Company shall have the right at any time during the term hereof to obtain term insurance on the life of Artist and/or disability insurance on Artist [or such member(s) of Artist as Company may designate if Artist is a group] at Company's sole cost and expense, with Company being the sole beneficiary thereof. Producer agrees to cause Artist to fully cooperate with Company's reasonable requests, at Company's sole cost and expense, in connection with the obtaining of any such policy, including, without limitation, Artist's submission to a physical examination and all laboratory tests required in connection therewith and the completion of any and all documents necessary or desirable in respect thereof. Neither Producer, Artist nor Artist's estate shall have any right to claim the benefit of any such policy obtained by Company. The uninsurability of Artist shall not be deemed a breach of this agreement by Producer or Artist.

14.     Miscellaneous.

                (a) Company may assign this agreement to (i) any parent, subsidiary, sister corporation or other affiliate of Company, (ii) a person acquiring all or substantially all of the phonograph record assets of Company, or (iii) an entity merged into or consolidated with Company; provided, that in the event of any such assignment Company shall remain secondarily liable hereunder and, accordingly, Producer shall be obligated to exhaust Producer's remedies against the applicable assignee before proceeding against Company hereunder unless Producer brings an action against both such assignee and Company and does not cause, authorize or permit the dismissal of such action with respect to such assignee or other removal or withdrawal of such assignee prior to Company's dismissal, removal or withdrawal therefrom. The foregoing shall not prohibit or in any way restrict Company from assigning or licensing any of its rights hereunder in the ordinary course of business. This agreement is personal to Producer, and this agreement and any and all rights and obligations hereunder may only be assigned by Producer to a corporation or other entity which is, and during the term hereof shall be, wholly owned and controlled by Artist and/or the current principals of Producer; provided, that such restriction shall be binding on each successive assignee, and Producer or Artist, as applicable, shall in any event remain primarily liable hereunder. This agreement is entire, and all negotiations and understandings are merged herein. No approvals or consents by either party hereunder shall be unreasonably withheld unless otherwise specifically provided herein. After the term hereof, Company shall not be obligated to secure Producer's consent to any matter as to which Producer's consent is otherwise required hereunder if LL is no longer alive; after the term hereof, Producer's failure to withhold in writing any consent requested by Company shall be deemed to constitute the granting of the requested consent. This agreement cannot be modified except by an instrument in writing, executed by both Company and Producer. A waiver of a breach by either party in any one instance shall not constitute a waiver of any subsequent breach, whether or not similar. Nothing contained herein shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent or employee of the other [except as set forth in paragraph 6(a) hereof] or impose any fiduciary relationship upon Company. This agreement is not intended for the benefit of any third party, except as set forth in paragraph 9(h) hereof. Company shall not be deemed in default or breach of this agreement unless Company is given notice thereof and same is not cured within thirty (30) days after such notice. Producer shall not be deemed to be in default or breach of this agreement unless Producer is given notice thereof and same is not cured within thirty (30) days after such notice; provided, that the foregoing shall not be applicable to any breach which cannot be cured [e.g., the breach of a re-recording restriction or of a provision of paragraph 11(b)(ii) above]; provided, further, that nothing contained herein shall prevent Company from seeking immediate injunctive relief. Nothing contained in this agreement shall be construed to require the commission of any act contrary to law or the omission of any act required by law, and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements, and such curtailment shall not affect the enforceability of this agreement. The headings of the paragraphs hereof are for convenience only and shall not be deemed to limit or in any way affect the scope, meaning or intent of this agreement or any portion hereof. Unless referring to a specifically-identified individual, all references herein to someone of the masculine gender shall also apply to all, if any, applicable individuals of the feminine gender and all references herein to someone of the feminine gender shall also apply to all, if any, applicable individuals of the masculine gender.

                (b) This agreement shall in all respects be interpreted, enforced and governed by the internal laws of the State of New York applicable to contracts negotiated and executed in said state by domiciliaries of said state, which are to be performed entirely in said state and otherwise create legal relationships existing solely within said state. Any claim, dispute or disagreement arising out of, connected with or in respect of this agreement may be brought only in the courts of the State of New York or the federal courts within the State of New York, which courts shall have exclusive jurisdiction thereof, and each party hereby waives any claim that such courts do not have jurisdiction or are an inconvenient forum. The parties hereto expressly waive their right to trial by jury in connection with any claim, demand or action arising out of this agreement. Any process in any action or proceeding may, among other methods, be served upon Producer, Artist or Company, as applicable, by delivering or mailing the same, via registered or certified mail, return receipt requested, addressed to Producer, Artist or Company, as applicable, at the address set forth in paragraph 16 hereof or such other address as Producer, Artist or Company, as applicable, may designate pursuant to paragraph 16 hereof. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

15.     Definitions.

        As used herein: (a) "person" means a natural person or a partnership, corporation, association or other entity of any kind; (b) "Master" means a fully mixed, edited, equalized and leadered fifteen (15) i.p.s. one-quarter inch or thirty (30) i.p.s. one-half inch tape recording or a fully mixed, edited and equalized digital tape recording, theretofore unreleased, which (i) has been accepted by Company as technically and commercially satisfactory for the production and sale of records, (ii) in Company's reasonable, good-faith opinion does not constitute an invasion of third-party rights, including, without limitation, copyright infringement, libel or slander, and does not violate Company's standards of decency or constitute an obscenity; (iii) embodies a performance featuring all members of Artist [together with any other featured artist(s) who have been approved by Company and Producer and as to whom Producer has obtained all necessary licenses and consents for their performances to be included on the applicable master recording], of a selection not previously recorded by Artist [it being understood that multiple versions (e.g., different mixes or edits) of the same recording shall be deemed to be the same Master],
(iv) has been recorded by Artist in its entirety during the term hereof in a first-class recording studio (or other recording studio approved by Company);
(v) has a playing time of not less than two (2) minutes, and (vi) unless Artist is solely an instrumentalist, does not embody solely an instrumental performance; (c) "other recordings" means all recordings of any kind which are not Masters (including, without limitation, so-called "outtakes") and which are recorded by Artist, in whole or in part, during the term hereof, whether or not delivered hereunder; (d) "delivery," or words of like connotation, means, with respect to each particular Master or set of Masters, the delivery by Producer to Company of all necessary approvals, permissions, complete and accurate label copy and liner-note information, licenses (including, without limitation, those relating to all samples, if any, interpolated in the Master[s]), consents and other documents and materials [including, without limitation, Album Artwork (as herein defined) therefor and a complete and accurate declaration in the form attached hereto as Exhibit D regarding all samples embodied in said Master(s) and other recordings] required by Company to commercially release a particular record embodying such Master(s), the physical tender by Producer of such Master(s) to Company's engineering department and Company's acceptance of such Master(s) as complying with paragraph 15(b) above and this paragraph 15(d); (e) "selection" or "composition" means a single musical composition, including a medley, and all components and/or versions thereof (musical or otherwise); (f) "phonograph record" or "record" means all forms of reproduction now or hereafter known (including reproductions of sound alone and audio-visual reproductions) which are manufactured or distributed primarily for home use, institutional (e.g., library or school) use, jukebox use or use in means of transportation (including, without limitation, any computer-assisted media [e.g., a CD-ROM, CD-I and similar disc systems, interactive cable and/or telephony]); (g) a "Video Song" means a film, videotape or other device used for the reproduction of a combination of Artist's audio performance of one (1) selection and a visual rendition of Artist's performance (and/or other visual accompaniment), including a dramatization of the applicable selection; (h) a "Home A/V Device" means an audio-visual record intended primarily for home consumer or institutional (e.g., library or school) use, jukebox use or use in means of transportation, including, without limitation, videocassettes, videodiscs, DVDs or other media or devices [sometimes individually referred to herein as "New Video Media"] that allow the consumer to control the viewing of or to interact with the Home A/V Device, including without limitation, transmission directly into the home that enables the consumer to view the Home A/V Device at any time; (i) "recording costs" means all direct costs incurred in the production of Masters and other recordings through the end of the mastering process in each configuration, including, without limitation, all sums paid to individual producers, musicians, vocalists, conductors, arrangers, orchestrators, copyists and engineers; all costs and expenses of obtaining rights to all samples of master recordings, selections and other materials embodied in Masters and other recordings (including, without limitation, all advances, license fees, attorneys' fees and clearinghouse fees); transportation costs, hotel and living expenses, immigration clearances and per diems incurred in connection with the attendance of artists (including Artist), individual producers, musicians and other essential personnel at recording sessions and the preparation therefor; payments to a union or guild trustee or fund based on services rendered at recording sessions (and not based on sales of records hereunder); payments for studio and rehearsal hall rental; payments for instrument and equipment rental and/or purchase; payments for tape, editing, mastering, mixing, remixing and other similar functions; reference dubs; equalizing time; and all other costs and expenses incurred hereunder which are now or hereafter generally recognized as recording and mastering costs in the phonograph record industry; (j) an "album" delivered hereunder means a phonograph record embodying no fewer than ten (10) Masters having an aggregate playing time of no less than forty-two (42) minutes; a "multiple album" means an album which is released in any particular configuration on two (2) or more records which are sold as a unit; "disc" means a record in any vinyl disc configuration, "tape" means a record in any analog tape configuration, "CD" or "compact disc" means a record in any compact disc configuration and "NM" or "New Medium" means a record in any software medium (including, without limitation, DAT, DCC, Mini-Disc, DVD audio and transmission directly into the home via any of the following: transmission over wire or fiber-optic cable or through the air and on-line sales) in which recorded music is not in general commercial distribution in the United States as of October 1, 1992; (k) "SRLP" means the suggested retail list price of a particular record in a particular configuration in effect at the time of its sale or return, as applicable; provided, that in no event shall any return in the United States be debited to Producer's account hereunder at an SRLP greater than the SRLP at which the applicable third-party customer's account is credited therefor by Company's distributor; the "Consumer Price" means the price paid by the consumer for an NM record sold via direct transmission into the home; (l) "Mini-LP" means a set of no fewer than four (4) and no more than seven (7) Masters which bears a SRLP in any particular configuration in the applicable country of the Territory which is (i) with respect to the United States and Canada, at least Two Dollars ($2.00) less (in the applicable currency) than the SRLP of Company's or Company's Foreign Affiliate's, as applicable, then-current newly-released top-price albums in such configuration in the applicable country, and (ii) with respect to any particular country in the Territory other than the United States and Canada, eighty percent (80%) or less of the SRLP of the then-current newly-released top-price albums in such configuration of Company's Foreign Affiliate in such country; (m) "single" or "single record" means a set of three (3) or fewer Masters; (n) "mid-priced record" means a record which is released under any label designation, including, without limitation, the "Modern Records, Inc." label, and bears a SRLP in any particular configuration in the applicable country of the Territory of at least sixty-five percent (65%) of the SRLP of the majority of Company's or Company's Foreign Affiliate's, as applicable, then-current, newly-released top-price records in such configuration but not more than the greater of (i) eighty percent (80%) of the SRLP of Company's or Company's Foreign Affiliate's, as applicable, then-current newly-released top-price records in such configuration, or (ii) Two Dollars ($2.00) (or the local currency equivalent thereof) less than the SRLP of the majority of Company's or Company's Foreign Affiliate's, as applicable, then-current newly-released records in such configuration; (o) "budget record" means a record which is released under any label designation, including, without limitation, the "Modern Records, Inc." label, and bears a SRLP in any particular configuration in the applicable country of the Territory of the greater of (i) less than sixty-five percent (65%) of the SRLP of the majority of Company's or Company's Foreign Affiliate's, as applicable, then-current newly-released top-price records in such configuration or (ii) Two Dollars ($2.00) (or the local currency equivalent thereof) less than the SRLP of the majority of Company's or Company's Foreign Affiliate's, as applicable, then-current mid-price records in such configuration; (p) "sampler record" means a record embodying Masters together with master recordings by artists other than Artist which is intended for sale at a price in a particular configuration in the applicable country which is fifty percent (50%) or less of the SRLP of Company's or Company's Foreign Affiliates', as applicable, then-current newly-released top-price records in such configuration; (q) "normal retail channels" means sales by Company's distributor in the United States (currently the WEA Corporation) or by Company's Foreign Affiliates outside the United States to their retail accounts; (r) "Company's Foreign Affiliates" means Company's affiliates, or the licensees of Company or of Company's affiliates, which distribute Company's newly-released albums through normal retail channels in the Territory but outside the United States and "Company's Licensees" means all entities (whether or not affiliated with Company and including, without limitation, Company's Foreign Affiliates) to which Company has directly or indirectly licensed the right of sale, distribution or exploitation of Masters and other recordings anywhere in the Territory; (s) "net sales" means the cumulative number of records sold by Company through Company's distributor in the United States or through Company's Foreign Affiliates, as applicable, to independent third parties, for which Company has been paid or credited, less records returned for credit at any time for any reason, including at Company's request, and less all credits, cancellations, exchanges or other adjustments, and "U.S. Net Sales" means net sales of records which are not mid-price or budget records and which are distributed through normal retail channels in the United States in disc, tape and CD configurations; (t) "net receipts" means (i) gross advances or flat fees paid to Company by Company's Licensees which are specifically paid solely in respect of Masters hereunder, and (ii) gross royalties received by Company from Company's Licensees [in excess of the gross advances described in the preceding clause (i), if applicable] in respect of uses of Masters by Company's Licensees for which Company has been paid or has otherwise received a credit to Company's account, less Company's expenses in respect of same, including, without limitation, costs of collection, shipping, taxes, payments to any unions or guilds (or their trust funds) and mechanical copyright royalties; (u) "configuration" means each particular format in which phonograph records are now or may in the future be manufactured or distributed, including, without limitation, 7-inch disc singles, 12-inch disc singles, analog cassette tape albums, digital audio tape albums, digital compact cassette albums, each format of direct transmission, disc albums and CD albums; (v) "term" means the initial period and any option period for which Company has exercised an option under paragraph 1 hereof, and "period of the term" means the initial period or any particular option period hereunder; and (w) "sample" means any pre-existing sound recording or other audio component or composition interpolated in a Master hereunder.

16.     Notices.

                (a) All notices given to Company hereunder shall be sent to Company at the applicable address set forth for Company in paragraph 16(b) below (or such other address as Company may designate by notice to Producer). All royalties, royalty statements and/or payments, and any and all notices to Producer and/or Artist hereunder shall be sent to the address set forth for Producer and Artist in paragraph 16(b) below (or such other address as either Producer or Artist respectively may designate by notice to Company). All notices sent under this agreement shall be in writing (whether or not so specified elsewhere in this agreement). In the case of notices given pursuant to paragraphs 1 and 7 hereof as well as notices concerning an alleged breach by Producer, Company or Artist hereunder, each such notice must be sent via certified or registered mail through the United States mail system (postage prepaid, return receipt requested) or via telex (with an electronic confirmation of transmittal) or via overnight Federal Express service (or any similar type of first class overnight courier service that gives proof of delivery) and shall be deemed given on the date of the mailing or transmittal thereof. All other notices hereunder must be given by certified or registered mail through the United States mail system (postage prepaid, return receipt requested), personal delivery (with a receipt signed by Artist or a principal or officer of Producer or Company, as applicable), telegraph (toll prepaid) or telex (with an electronic confirmation of the transmittal). In the case of accounting statements sent by Company to Producer hereunder, such statements may also be sent via regular mail (postage prepaid) and shall be deemed sent on the date the applicable statement is mailed. Notwithstanding the foregoing, if a force majeure event materially impairs the effective deposit or delivery of certified and registered mail by the United States mail system, then those notices described in the fourth sentence of this paragraph 16(a) may be sent by any of the alternative delivery methods described in the fifth sentence of this paragraph 16(a) for the duration of the force majeure event concerned.

                (b) Addresses for notices shall be as follows:

                    TO PRODUCER AND/OR ARTIST: (as set forth above) TO COMPANY: (as set forth above)

or such other address as either party may designate by notice given as aforesaid; provided, that the effective date of any notice hereunder regarding an address change shall be the date such notice is received by the addressee. Company's failure to serve a courtesy copy of any notice hereunder shall not constitute a breach of this agreement nor shall any such failure affect the effectiveness of any particular notice which is otherwise given to Producer in accordance with this agreement.

17.     Intentionally omitted.

18.     Single Record Selections.

                (a) During the term hereof, Producer shall have the right to approve Company's selection of Masters to be embodied in the "B" side of each single record released hereunder in the United States; provided, that if Producer fails to object to a Master selected by Company to be embodied in the "B" side of any particular such single record within three (3) business days after Company's request that Producer approve such a selection, then Producer shall be deemed to have approved Company's such selection. If Producer disapproves two (2) consecutive selections for the "B" side of any particular single record as aforesaid, and if at least seven (7) days have elapsed since Company first requested Producer to approve a selection for the "B" side of such single record, then Company may thereafter designate the Master [other than the two (2) selections so disapproved by Producer] to be embodied in such "B" side.

                (b) During the term hereof, Company shall consult with Producer with respect to the selection of Masters to be embodied in the "A" side of each single record released hereunder in the United States; provided, that in the event of a dispute with respect to any such designation, Company's decision shall control; provided, further, that Company's inadvertent failure to so consult with Producer shall not constitute a breach of this agreement.

19.     Video.

                (a) The following shall be applicable to any Video Song which Company and Producer may mutually decide to produce embodying a Master hereunder, provided that Company hereby agrees, subject to the terms of this Paragraph 19 and any other applicable terms of this agreement, to produce up to two (2) Video Songs in connection with each of the first and second albums:

                        (i) The selection(s) to be embodied in each Video Song shall be mutually determined by Company and Producer.

                        (ii) Each Video Song shall be shot on a date or dates and at a location or locations to be mutually designated by Company and Producer.

                        (iii) (A) The producer, director and concept or script (and any applicable storyboards) for each Video Song shall be mutually determined by Company and Producer. After consultation with Producer with respect to the items set forth in the immediately preceding sentence, Company shall engage the producer, director and other production personnel for each Video Song and shall be responsible for, and shall pay, the production costs (as herein defined) of each Video Song in an amount not in excess of a budget to be established in advance by Company after good-faith consultation with Producer (the "Production Budget"), provided that Company hereby agrees to a Production Budget of up to Two Hundred Fifty Thousand Dollars ($250,000) per each committed Video Song produced pursuant to subparagraph 19(a) hereinabove. Producer shall be responsible for, and shall pay, the production costs for each

Video Song which are in excess of the Production Budget therefor if such excess is incurred as a result of Producer's or Artist's acts or omissions. If the production of any Video Song is canceled as the result of Producer's or Artist's acts or omissions, Producer shall be responsible for, and shall pay, the production costs incurred in connection therewith, and Company shall have no obligation to resume production of the Video Song concerned. In the event that Company pays any production costs for which Producer is responsible pursuant to the foregoing (which Company is under no obligation whatsoever to do), Producer shall promptly reimburse Company for such excess upon demand and, without limiting Company's other rights and remedies, Company may deduct an amount equal to such excess from any and all monies otherwise payable by Company hereunder. If any excess production costs are incurred solely as a result of causes other than Producer's and Artist's acts or omissions, Producer shall not be obligated to pay such excess costs but, to the extent Company pays such excess costs, Company shall have the right to recoup such production costs as set forth in this paragraph 19(a)(iii)(A). Except as set forth above, fifty percent (50%) of the production costs paid or incurred by Company shall be recoupable only from royalties payable to Producer with respect to audio-only records under this agreement, and one hundred percent (100%) thereof shall be recoupable from royalties payable to Producer with respect to Video Songs pursuant to Exhibit A hereof, but with respect to any particular Video Song Company shall not so recoup in the aggregate more than one hundred percent (100%) of the production costs thereof.

                                    (B) As used herein: (1) "distribution
expenses" of Video Songs means all actual costs paid or incurred by Company in connection with the distribution of Video Songs other than Company's general overhead expenses, including, without limitation, the costs of tape stock, duplication of Video Songs and shipping, and (2) "production costs" of Video Songs means all direct costs incurred in the production of Video Songs through the final 1-inch master tape or film, including, without limitation, all sums paid to or for production companies (including, without limitation, payments to or for producers, directors, writers and associate producers); payments to or for technical crews (including, without limitation, payments to or for cameramen, videomen, maintenance engineers, audio crew members and equipment); payments to or for lighting crews (including, without limitation, payments for or to lighting directors, gaffers, electricians, best boys, grips and equipment); payments to or for set construction crews and materials; payments for or to production crews (including, without limitation, payments for or to production managers and assistants, secretaries, floor managers, art directors, prop masters, make-up and wardrobe personnel and materials, go-fers and script supervisors); location and police permits and fees (including, without limitation, hall and studio rental); cartage; equipment rental; transportation costs, hotel expenses, living expenses and per diems incurred in connection with location scouting and the attendance of artists and all production personnel at pre-production, production and post-production sessions for Video Songs and the preparation therefor; insurance premiums paid in connection with the production of Video Songs; taxes and contingencies (including fees or mark-ups payable to any production company or any other person in connection with Video Songs); payments for tape, film or other stock; payments for on-line and off-line editing, mixing, Quantel or other special effects, color correction, audio track transfer or dubbing, title cards and similar functions; creation of one (1) 3/4-inch videocassette with SMPTE code from the 1-inch master videotape; payments to all extras, sidemen and other persons appearing in Video Songs in respect of the production and use thereof; payments to any union or guild or union or guild trustee or fund in respect of Video Songs; and all other costs and expenses incurred with respect to Video Songs which are now or hereafter generally recognized in the United States record industry as production costs of audio-visual programs.

                        (iv) Producer shall fully cooperate, and shall cause Artist to fully cooperate, with the reasonable requests of the producer, director and all other production personnel in the production of each Video Song and, to the extent required by the script, Producer shall cause Artist to render Artist's services as a visual performer in connection with each Video Song.

                        (v) Producer hereby grants (on behalf of Producer, Artist and any music publishing company that now or hereafter owns or controls any Controlled Composition recorded by Artist hereunder) (1) Territory-wide, perpetual licenses to Company for the inclusion and exploitation of all Controlled Compositions in Video Songs, and (2) perpetual licenses to Company for public performance in the United States (to the extent that ASCAP and BMI are unable to grant same) of all Controlled Compositions in Video Songs, each such license to be issued at no cost and to be effective as of the commencement of production of the applicable Video Song; moreover, Producer shall obtain such licenses, on Company's behalf and at no cost to Company, with respect to each selection recorded hereunder which is written, owned or controlled, in whole or in part, directly or indirectly, by the individual producer of the Master embodying such selection, or by any person which is owned or controlled, directly or indirectly, in whole or in part, by such individual producer. In the event that, for any reason whatsoever, Company becomes obligated to pay any fee in connection with such usage, Company shall have the right to deduct the amount of such license fee from any and all monies otherwise payable by Company hereunder.

                        (vi) Company shall have the right to use, and to allow others to use, each Video Song and any portion(s) thereof for any purpose and in any manner or medium whatsoever, it being expressly understood and agreed that no payment shall be due to Producer with respect to any use made of any Video Song for "advertising and promotional purposes." As used herein, "advertising and promotional purposes" means all uses which, in its good faith business judgment, Company deems to be desirable and valuable for the purpose of advertising and promoting any particular phonograph record in order to induce the commercial sale of such phonograph record.

                        (vii) Notwithstanding the provisions of paragraph 19(a)(vi) above, in the event Company receives monetary consideration with respect to any use of a Video Song (whether such use is for advertising and promotional purposes or otherwise) which is in excess of a reasonable amount as reimbursement for the actual costs incurred by Company for tape stock, duplication of the Video Song and shipping, then Company shall account to Producer with respect thereto in accordance with paragraph 4 of Exhibit A hereto. All uses described in this paragraph 19(a)(vii) for which Company derives such monetary consideration are collectively hereinafter referred to as "Income-Producing Exploitation."

                        (viii) In the event that, at any time after the date when Company and Producer schedule the commencement of production of a particular Video Song but prior to the completion of Artist's services with respect to such Video Song, Artist is prevented from commencing or continuing such services as set forth herein by reason of injury, illness or other incapacity, Producer shall (A) immediately notify Company of such circumstances,
(B)



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

immediately procure the attention of a duly-qualified physician for Artist, (C) obtain and provide to Company such physician's certificate detailing fully the nature of Artist's such incapacity and the circumstances in which such incapacity arose, (D) cause Artist [or the applicable member(s) of Artist] to submit to all examinations reasonably required by Company or required by Company's insurance carrier with respect to such incapacity, and (E) cooperate with, and cause Artist to cooperate with, Company and Company's insurance carrier with respect to any insurance claim in connection with such incapacity; provided, that Company shall not require Artist to fulfill any obligations under this paragraph 19(a)(viii) in excess of those required by Company's insurance carrier. Notwithstanding the provisions of paragraph 19(a)(iii) above, if and to the extent that Company recovers from Company's insurance carrier any production costs for a particular Video Song which are in excess of the Production Budget therefor and for which Producer is responsible pursuant to paragraph 19(a)(iii) above and which have been previously charged against Producer's account hereunder or for which Producer has theretofore reimbursed Company, Company shall, upon such recovery, re-credit Producer's account or reimburse Producer, as applicable, in the amount of such recovery.

                (b) In the event that during the term hereof Producer and/or Artist desires to produce, finance or cause a third party to produce and/or finance an audio-visual presentation of any duration consisting primarily of Artist's audio performances of any one or more selections, together with a visual rendition of Artist's performance or any other visual accompaniment, including a dramatization of said selection(s) (an "A/V Production"), for exploitation in any or all media, including, without limitation, television (cable, satellite or broadcast), Home A/V Devices and theatrical release, Producer shall give Company notice thereof, which notice shall set forth in as much detail as possible the Production Budget, the creative concept for the A/V Production, the selections to be performed, the names of the intended production personnel (e.g., director, producer, choreographer, director of photography) and any other relevant information known to Producer concerning the A/V Production. Company shall have the option, exercisable by notice to Producer within sixty
(60) days after Producer's such notice to Company to elect to finance the production of the A/V Production for an amount equal to the actual out-of-pocket costs of production, which costs shall include no fees or other payments to Producer or Artist. If Company exercises such option, then Company shall have such rights in such A/V Production as apply to Video Songs in accordance with paragraph 19(a) hereof, the monies payable by Company to Producer with respect to the commercial exploitation of such A/V Production shall be computed in accordance with paragraph 4 of Exhibit A hereto and one hundred percent (100%) of the production costs of such A/V Production shall be recoupable only from royalties payable to Producer with respect to such A/V Production. If Company finances an A/V Production (other than an A/V Production which also satisfies the definition of a Video Song), then Artist shall not have the right to appear in another A/V Production for a period of twelve (12) months after delivery of such A/V Production to Company. If Company does not elect to finance a particular A/V Production of which Producer has given Company notice in accordance with this paragraph 19(b), then Producer [subject to the proviso to paragraph 19(c) below concerning home video rights] shall have the right to enter into an agreement at any time within one hundred twenty (120) days after the expiration of the aforementioned sixty (60) day period (or after such earlier date on which Company notifies Producer that Company elects not to finance the A/V Production) with any third party(s) for the finance and/or exploitation of such A/V Production, but only if the Production Budget for such A/V Production is no less than the Production Budget set forth in Producer's notice to Company and all of the other elements

(including, without limitation, the creative concept, director, producer, payments to Producer and/or Artist, and the recoupment of production costs) of the A/V Production are materially (or more favorable to Producer and/or Artist, as applicable) the same as were set forth in such notice to Company.

                (c) Subject to Company's rights in accordance with paragraphs 19(a) and 19(b) above but otherwise notwithstanding anything to the contrary contained herein, neither Company nor Producer shall authorize the distribution of Home A/V Devices embodying any performance by Artist which is rendered during the term hereof without the prior written consent of the other party hereto (which consent Company may withhold in Company's sole discretion, but which consent Producer shall not unreasonably withhold); provided, that Company may license the right to embody a particular Master in Home A/V Devices in connection with Company's issuance pursuant to the provisions hereof of a license for the inclusion of such Master in a feature film or other audio-visual program.

20.     Intentionally omitted.

21.     Merchandising.

        Producer warrants that neither Producer nor Artist is currently subject to any contract that grants to any person the right to manufacture and sell products that embody Artist's name and/or likeness (such rights being herein referred to as "Merchandising Rights"). If, during the term of this agreement, Artist desires to grant Merchandising Rights to a third party and if at such time Producer controls or has any income interest or other interest in such Merchandising Rights and Company (or one of Company's affiliates) is actively involved in the merchandising business, then prior to commencing negotiations with any such third party with respect to any such Merchandising Rights, Producer shall notify Company thereof and Company and Producer shall promptly begin good faith negotiations regarding the material terms and conditions of an agreement relating to such Merchandising Rights (a "Merchandising Agreement"). If, after such good faith negotiations, Company and Producer are unable to agree on the material terms of such Merchandising Agreement, then neither Producer nor Artist shall have the right to enter into a Merchandising Agreement with any person with respect to such Merchandising Rights unless Producer first (i) notifies Company of the basic terms of the proposed agreement between Producer or Artist and the applicable third party regarding Artist's Merchandising Rights (the "Outside Proposal"), and (ii) offers to enter into an agreement with Company (or Company's merchandising affiliate, as applicable) on the same terms as the Outside Proposal. If Company does not agree to enter into an agreement with Producer or Artist, as applicable, on the same terms as the Outside Proposal (i.e., to "match" the Outside Proposal) within thirty (30) days of Company's receipt of Producer's notice of such proposal, then Producer or Artist may enter into an agreement with the third party concerned on the terms set forth in such Outside Proposal (or on terms more favorable to Producer or Artist than the terms set forth in such Outside Proposal).

22.     Intentionally omitted.

23.     Intentionally omitted.

24.     Sideman Performances.

        Notwithstanding anything to the contrary contained herein, during the term hereof Artist shall have the right to perform as a background vocalist or background instrumentalist for the purpose of making audio-only phonograph record master recordings which feature artists other than Artist and are released by record companies other than Company, but only on the following terms and conditions:

                (a) Artist's such performance shall be only in a background capacity and under no circumstances shall Artist perform as a featured artist, including, without limitation, in a duet performance or a so-called "step-out" performance;

                (b) No such performance shall interrupt, delay or interfere with Artist's rendition of services hereunder or with any professional engagement to which Artist is committed which is intended to aid in the promotion of phonograph records embodying Masters hereunder;

                (c) No such performance shall be rendered in connection with the recording of any musical composition embodied in a Master theretofore or thereafter delivered by Producer hereunder;

                (d) No such performance shall be rendered on any recording of which Artist is an individual producer;

                (e) Artist's name and likeness, and biographical material concerning Artist, shall not be used in any manner in connection with the manufacture, sale or other exploitation of any such phonograph records embodying Artist's performance(s) or in connection with the advertising thereof, except that Artist's name (but, if Artist is a group, not Artist's group name) may appear on the applicable artwork of each configuration where such credits normally appear in accordance with U.S. record industry custom in type the size and prominence of which is also in accordance with then-current U.S. record industry custom but in no event larger or more prominent than that used for any other sideman whose performances are embodied therein. If Artist is credited as aforesaid, Producer shall cause each record company distributing records embodying the applicable recording to give Company courtesy credit in Company's then-current standard form for courtesy credits.

                (f) If Artist is a group, the performance of no more than one
(1) member of Artist shall be embodied in any such recording.

25.     Artwork.

        (a) Subject to the second to last sentence of this paragraph 25(a), Producer shall prepare or cause the preparation of all Album Artwork (as herein defined) and shall deliver camera-ready copies thereof to Company not later than concurrently with the delivery of the

Masters for the applicable album. Company shall reimburse Producer for Producer's actual cost of preparing Album Artwork for each such album, per paid invoices (or, at Producer's written request, Company shall issue purchase orders and pay such costs directly), in an amount not in excess of Ten Thousand Two Hundred Fifty Dollars ($10,250.00) (the "Artwork Budget") per album as a non-returnable, non-recoupable payment for the creation of such Album Artwork and of camera-ready mechanicals therefor in disc, tape and CD configurations (collectively "Preparation Costs"), excluding costs of fabrication, stripping and four-color separation but including all costs, if any, paid directly by Company; if any album hereunder is not to be released in all of the disc, tape and CD configurations, then the Artwork Budget shall be reduced to reflect same and Company shall notify Producer of the revised amount thereof. If Company pays any Preparation Costs for the Album Artwork for any such album which are in excess of the applicable Artwork Budget (which Company is in no way obligated to do), then Producer shall reimburse Company for such excess upon demand and, without limiting its other rights and remedies, Company may deduct an amount equal to such excess from any and all monies payable hereunder. Notwithstanding the foregoing, Producer shall not commence the production of any Album Artwork until Company has approved the concept for such Album Artwork and the individuals (e.g., photographers, designers and illustrators) whom Producer intends to engage to produce such Album Artwork, such approvals not to be unreasonably withheld. At Producer's election, Producer's preparation of Album Artwork may take the form of supervising Company's art department in the preparation thereof, in which event all of the provisions of this paragraph 25 (including, but not limited to, the provisions regarding the Artwork Budget) shall nevertheless apply with respect thereto. As used herein, the term "Album Artwork" means all artwork, photography and related materials for the packaging of each Commitment Album released in the United States during the term hereof.

                (b) The manufacturing costs in any particular configuration for the packaging for any album hereunder for which Producer prepares the Album Artwork shall not exceed Company's then-current standard costs for album packaging in such configuration [e.g., with respect to analog cassettes, manufacturing costs shall not exceed Company's then-current standard costs for a single-cassette styrene box with a Norelco outer case and a 4-color over black-and-white J-card with eight (8) flaps].

                (c) All Album Artwork shall contain all such materials, information, logos and other items [including, without limitation, a "parental guidance" or similar legend (if applicable) in a form and location specified by Company] as Company then-currently customarily includes on its album packaging for other albums, shall not contain any readily-identifiable third-party product or logo, and shall be, in all respects, in conformity with all applicable governmental rules and regulations. All Album Artwork shall be subject to Company's reasonable approval. Company shall advise, consult with and assist Producer with respect to the foregoing requirements for the legal and manufacturing elements of Album Artwork and advise Producer of any changes from time to time in the current requirements with respect thereto. Upon Producer's timely request with respect to any particular album hereunder, Company shall provide Producer with a summary of Company's then-current standard costs for album packaging in each applicable configuration prior to Producer's preparation of Album Artwork for the applicable album; provided, that Company's inadvertent failure to provide any such cost summary shall not be deemed a breach hereof, nor shall any such failure limit any of Company's rights or remedies hereunder.

                (d) Upon Producer's delivery of Album Artwork for a particular album, Company shall determine the cost for the manufacture of packaging therefrom. If Company determines that the manufacturing costs for any configuration will exceed Company's then-current standard manufacturing costs for such configuration as set forth in paragraph 25(b) above, Company shall notify Producer prior to manufacturing packaging from such Album Artwork and give Producer the opportunity to redesign such Album Artwork so that the manufacturing costs do not exceed such standard costs in any configuration. If Producer does not redesign the applicable Album Artwork to come within Company's standard costs in all configurations within fourteen (14) days after Company's such notice, Company shall have the right, at its election, to (i) create different Album Artwork for such album if it is not reasonably possible for Company to re-design such Album Artwork to come within Company's standard costs in all configurations (in which event Producer shall promptly repay to Company all amounts paid or incurred by Company in connection with the Album Artwork prepared by Producer and, if Producer fails to do so, Company may, in addition to its other rights and remedies, recoup such amounts from any and all advances, royalties, mechanical royalties with respect to Controlled Compositions and other monies payable hereunder), (ii) redesign the Album Artwork prepared by Producer to come within such standard costs in all configurations, or (iii) use the Album Artwork as provided by Producer. If Company uses the Album Artwork as provided by Producer even though the manufacturing costs therefor exceed Company's standard costs in one or more configurations (which Company is under no obligation to do), then Producer shall pay such excess to Company upon demand and, in addition to all of its other rights and remedies, Company shall have the right to withhold a reserve from any and all monies otherwise payable hereunder in an amount reasonably related to the estimated amount of such excess and to recoup such excess from any and all monies payable hereunder.

                (e) In the event that Producer does not deliver Album Artwork for any album prior to or concurrently with the delivery of the Masters for such album, Company shall have the right to prepare such Album Artwork; provided, that if Company exercises such right to prepare Album Artwork (i) Producer shall reimburse Company for any amounts theretofore paid or incurred by Company pursuant to paragraph 25(a) above with respect to any such undelivered Album Artwork upon demand by Company and, without limiting its other rights and remedies, Company may deduct an amount equal thereto from any and all monies payable hereunder, and (ii) no Preparation Costs paid or incurred by Company with respect to preparation of such Album Artwork after Company exercises such right shall be recoupable from monies payable hereunder unless Producer otherwise agrees in writing. Company shall use reasonable efforts to consult with Producer regarding the concept for such Album Artwork prior to preparing same. Notwithstanding the foregoing, Producer shall have the right, exercisable, if at all, within five (5) days after such Album Artwork has been made available to Producer for review at Company's offices in New York, New York, to disapprove such Album Artwork prepared by Company pursuant to this paragraph 25(e), but such disapproval may only be made on the basis that such Album Artwork, in Producer's reasonable opinion, is salacious, obscene, violates reasonable standards of good taste, is demeaning to Artist, or otherwise detracts from Artist's stature as a recording artist.

                (f) Notwithstanding anything to the contrary contained herein, Company hereby grants Producer the perpetual, exclusive right to utilize Artwork prepared hereunder for all merchandising purposes other than in connection with the sale or other exploitation of phonograph records (subject to Company's right to use such Artwork in connection with advertising, distribution and promotion of records hereunder) upon the payment to Company of (i) the cost of preparing duplicates of such Artwork for Producer, and (ii) one-half (1/2) of the cost of the production of such Artwork, including costs of fabrication, stripping and four-color separations; provided, that (A) such grant of rights shall be subject to any restrictions upon such uses which may have been imposed by the creators of such Artwork (e.g., photographers, illustrators, designers), and (B) Company shall remain the worldwide owner of all rights, title and interest in and to such Artwork, and, accordingly, Producer shall direct its licensees to place the appropriate copyright notice on all copies of any product embodying all or any part of such Artwork.

26.     Group Provisions.

                (a) As used herein, the term "Artist" includes all members of the group presently professionally known as "The JACKSONS", whether presently or hereafter bound by the terms and provisions of this agreement; Producer warrants and represents that, as of the date hereof, Artist is constituted of those individuals whose names are set forth on the first page of this agreement. The obligations, liabilities, prohibitions and restrictions imposed upon Artist hereunder shall be deemed to apply individually and collectively to each of the members of Artist, whether performing alone, with others, or as a member of Artist, regardless of the name by which Artist or any of its members may then be identified. A failure by any member of Artist to satisfy the obligations of Artist shall, at Company's election, be deemed a breach of this agreement by Producer. In the event of any such breach, Company may, by notice to Producer, and without limiting Company's other rights or remedies hereunder, terminate the term of this agreement or, alternatively, may terminate the term of this agreement only as to the member or members of Artist who have failed to satisfy the obligations of Artist hereunder.

                (b) Producer hereby represents and warrants that (i) Artist is and shall be the sole owner of the name "The JACKSONS" (the "Group Name") and will be the sole owner of any other professional name which Artist may use during the term hereof, (ii) Producer has and shall have the right and power to grant Company the right to use the Group Name and any other professional name which Artist may use during the term hereof, (iii) Producer will not permit Artist to use any professional name other than the Group Name during the term hereof without Company's prior written consent, which may be withheld for any reason, and (iv) during the term hereof Producer will not use, or authorize Artist or any other person other than Company to use, the Group Name (or any other professional name used by Artist) in connection with the recording, production, manufacture, sale or advertising of phonograph records in the Territory, nor will Producer use, or authorize Artist or any other person to use, the Group Name in connection with personal appearances (or any advertising related thereto) by any person other than Artist; Producer acknowledges that Company may, in its sole discretion, elect to have a trademark search performed to confirm Artist's right in and to the Group Name, and Producer hereby agrees that the cost thereof shall be recoupable from all royalties payable hereunder in accordance with paragraph 3 hereof and Exhibit A hereto. If Company reasonably believes that the Group Name is not available for use by Company hereunder in any portion of the Territory or that its availability in any portion of the Territory is in question, then Producer shall, at Company's request, designate another professional name to be used by Artist, such other professional name to be subject to Company's approval; upon Company's such approval, such name shall be deemed to be the Group Name for the purpose of this paragraph 26(b). Notwithstanding anything to the contrary contained in this paragraph 26(b), Company's failure to object to Artist's use of a professional name, including the Group Name, or Company's approval of Artist's use of any such name, shall not constitute a waiver by Company of any of Producer's or Artist's warranties and representations hereunder. If any member of Artist becomes a Leaving Member (as herein defined), or if Company terminates the term of this agreement as to some but not all members of Artist, then (1) the Leaving Member or the member(s) of Artist as to whom the term of this agreement is terminated shall not thereafter use, or authorize or permit any other person to use, in any manner or for any purpose whatsoever (including, without limitation, in the phrase "formerly a member of `The JACKSONS'"), the Group Name (or any other name which Artist may then be using) or any name similar thereto (provided, that the foregoing shall not prevent any Leaving Member from using his or her full legal name as his or her full professional name), and (2) the Group Name and any other name which Artist may then be using shall be and remain the property for all purposes of those members of Artist as to whom the term of this agreement has not been terminated. Producer and Artist agree that, during the term hereof, Artist will not abandon or change the Group Name (or any other name which Artist may then be using) without Company's prior written consent, which may be withheld for any reason. As used herein, a "Leaving Member" means (A) any member of Artist who, during the term hereof, ceases to be an actively performing member of Artist for any reason whatsoever including, without limitation, as a result of the death or physical or mental disability of such member, and (B) in the event that Artist disbands or that Company decides to terminate this agreement because of there being a Leaving Member, each member of Artist.

                (c) No additional member may be added to Artist without Company's prior written consent. If Company terminates the term hereof with respect to fewer than all members of Artist as set forth above, or if there shall be a Leaving Member, then Producer shall, if requested by Company, replace the terminated member(s) or the Leaving Member(s) and such replacement member(s) shall be mutually approved by Company and Producer. If Company disapproves any new member of Artist, then any recording embodying the performance of such disapproved person shall not constitute a Master unless Company otherwise agrees in writing. Producer shall cause any new member at any time recording with Artist to be subject to all of the terms and conditions of this agreement, and Producer shall, at Company's request, cause any such new member to execute and deliver to Company any and all documents which in Company's judgment may be necessary or desirable ("New Member Documents"), such documents to be effective for the then-remaining term hereof. If Producer fails to cause any new member to execute and deliver to Company any New Member Document within sixty (60) days after Company's request that Producer do so, then (i) any recording embodying such person's performance shall not constitute a Master unless Company otherwise agrees in writing, and (ii) such failure shall, at Company's election, constitute an event of default hereunder. Company's rights shall not be diminished or otherwise affected by Company's failure to request, or any approved new member's failure to execute and deliver to Company, any New Member Document, and Company's failure to request execution and delivery of any New Member Document shall not constitute a waiver of Company's right to require execution and delivery of any New Member Document at any time.

                (d) If any member of Artist becomes a Leaving Member, then Producer shall promptly give Company notice thereof. Company shall have the right to rely upon Producer's notice that a member of Artist has become a Leaving Member notwithstanding such member's claim that he or she has not become a Leaving Member; alternatively, Company shall have the right, at its election, to rely on any notice regarding such putative Leaving Member which is signed by at least fifty percent (50%) of the members of Artist even if such notice is contrary to the aforesaid notice given to Company by Producer. Accordingly, upon receipt of any such notice on which Company relies stating that a member of Artist has become a Leaving Member (the "Leaving Member Notice"), Company, at Company's election, shall not have any further obligations to such Leaving Member unless Company elects to exercise its rights to the recording services of such Leaving Member in accordance with this paragraph 26(d) or paragraph 8 of Exhibit B hereto and, further, if Company elects not to terminate the term of this agreement with respect to the remaining members of Artist, then, notwithstanding the provisions of paragraph 3(b)(ii) hereof, the Sales Advance applicable to the first Commitment Album delivered hereunder after the date of the Leaving Member Notice shall not exceed the Minimum Advance therefor. If a particular member of Artist becomes a Leaving Member then, unless such member of Artist is deceased, Company shall have the irrevocable option (the "Leaving Member Option") to require Producer to record and deliver to Company master recordings featuring the performances of such Leaving Member in accordance with the terms set forth below. For the purpose of determining whether Company desires to exercise the Leaving Member Option, Company shall have the right, exercisable by notice to Producer within thirty
(30) days after receipt of the Leaving Member Notice, to require Producer to produce and deliver within thirty (30) days thereafter up to three (3) [as designated by Company] demonstration recordings (the "Leaving Member Demos") featuring the recorded performances of such Leaving Member, the recording costs of which [not to exceed Five Thousand Dollars ($5,000.00) in the aggregate] shall be paid by Company pursuant to an Authorized Budget to be furnished by Company; if Company thereafter elects to exercise the applicable Leaving Member Option, Company shall have the right to recoup all such recording costs from any and all monies otherwise payable pursuant to the applicable Production Agreement (as herein defined). Company shall own all right, title and interest in and to the Leaving Member Demos to the same extent that Company owns all right, title and interest in and to the Masters hereunder. Company may exercise the Leaving Member Option by notice to Producer no later than the later of ninety (90) days after the date upon which Company receives the Leaving Member Notice or thirty
(30) days after Producer's delivery to Company of all Leaving Member Demos requested by Company in connection with the applicable Leaving Member. If Company exercises the applicable Leaving Member Option, then Producer and Company shall be deemed to have entered into an exclusive production agreement (a "Production Agreement") pursuant to which Producer agrees to record and deliver to Company master recordings featuring the performances of such Leaving Member (and the applicable Leaving Member shall be deemed to have entered into an Inducement Letter thereto in the form of Exhibit B hereto, with all references to this agreement being deemed to be references to such Production Agreement), which Production Agreement shall be identical to this agreement (with such Leaving Member substituted for "Artist" therein) except as provided to the contrary below:

                        (i) The initial period of such Production Agreement shall commence as of the date of Company's notice to Producer pursuant to this paragraph 26(d), and shall expire, subject to the provisions of paragraph 7(a) of such Production Agreement, nine (9) months after the date on which Producer delivers to Company the Masters constituting the Recording Commitment for the initial period thereof in accordance with the terms and provisions of such

Production Agreement. Company shall have such number of separate, consecutive and irrevocable options to renew the term of such Production Agreement as equal one (1) less than the number of Commitment Albums remaining to be delivered (including any Commitment Albums for option periods as to which Company has not yet exercised its option) in satisfaction of the Recording Commitment hereunder as of the date such individual becomes a Leaving Member, but in no event shall there be fewer than two (2) such options. Each such option shall give Company the right to renew the term of such Production Agreement upon the same terms and conditions applicable to the initial period thereof, except as specifically set forth herein. Each such option period shall commence upon the expiration of the immediately preceding period of the term of such Production Agreement and shall expire, subject to paragraph 7(a) of such Production Agreement, nine (9) months after the date on which Producer delivers to Company the Masters constituting the Recording Commitment for such option period. Each such option may be exercised by Company giving Producer notice at any time prior to the expiration of the then-current period of the term of such Production Agreement.

                        (ii) During the initial period and each option period of such Production Agreement, Producer's Recording Commitment shall be one (1) album.

                        (iii) With respect to the Commitment Album for the initial period of such Production Agreement, Company shall pay to Producer an advance (inclusive of all recording costs) of Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with paragraph 3(c) of such Production Agreement as if such sum were the Sales Advance for such album and the Qualifying Date for the Previous Album had occurred prior to the commencement of recording. With respect to each Commitment Album for the first and each subsequent option period, if any, of such Production Agreement, Company shall pay to Producer a Sales Advance which is calculated in the same manner and subject to the same Minimum Advance and Maximum Advance as the Sales Advance set forth in paragraph 3(b) of this agreement for the corresponding Commitment Album hereunder but based on royalties accrued to Producer's royalty account with respect to the Previous Album under such Production Agreement (e.g., the Sales Advance for the Commitment Album to be delivered in the third option period of such Production Agreement shall be based on royalties accrued to Producer's royalty account with respect to the Commitment Album delivered in the second option period thereof and shall be calculated in the same manner and subject to the same Minimum Advance and Maximum Advance as the Sales Advance for the Fourth Album under this agreement). Each such advance (other than the advance for the album to be delivered in the initial period of such Production Agreement) shall be payable in the manner set forth in paragraphs 3 and 4 of this agreement.

                        (iv) Royalties payable to Producer with respect to Masters embodied in the Commitment Album for the initial period of such Production Agreement shall be computed as set forth in Exhibit A hereto for the First Album hereunder, and the royalties payable with respect to Masters embodied in the next successive albums, if any, of the Recording Commitment under such Production Agreement shall be computed at the royalty rates applicable to the corresponding successive albums of the Recording Commitment hereunder after the First Album.

                        (vi) Intentionally deleted.

                        (vii) The unrecouped balance in Producer's royalty account under this agreement as of the date when Company exercises its option pursuant to this paragraph 26(d) to enter into a particular Production Agreement (the "Unrecouped Group Advance") shall constitute an advance against royalties payable by Company pursuant to such Production Agreement; provided, that Company shall nevertheless have the right to recoup the entire Unrecouped Group Advance from royalties payable under this agreement; provided, further, that the Unrecouped Group Advance shall at all times be deemed to be the last monies recouped from royalties payable under such Production Agreement and under this agreement. If Company recoups any of the Unrecouped Group Advance from royalties payable with respect to the applicable Leaving Member's recordings and shall thereafter recoup all or any portion thereof from royalties payable with respect to recordings embodying the performances of Artist, then Company shall thereupon re-credit Producer's royalty account with respect to such Leaving Member. Moreover, solely with respect to Masters recorded by Artist hereunder prior to the commencement of the term of the applicable Production Agreement, Company shall have the right to apply the Prorated Royalty (as herein defined) earned by Producer therefrom to the recoupment of any unrecouped balances in Producer's account under the Leaving Member's Production Agreement. At Company's request, Producer and such Leaving Member shall execute and deliver to Company any and all documents which Company may deem necessary or expedient to evidence the foregoing, including, without limitation, the above-described Production Agreement with Company, but Company's rights hereunder shall not be diminished by the failure or refusal of Producer or such Leaving Member to execute and deliver to Company the Production Agreement or any other such document. As used herein, the term "Prorated Royalty" means the royalty payable to Producer hereunder with respect to the Masters in question multiplied by a fraction, the numerator of which is the number of Leaving Members who are subject to the applicable Production Agreement and the denominator of which is the total number of members of Artist (including all Leaving Members) who participate in such royalty.

                        (viii) If Producer does not have the right to the exclusive recording services of the applicable Leaving Member, then Producer shall give Company notice thereof in the notice which Producer is required to give to Company pursuant to this paragraph 26(d) and, in such event, Company shall have the irrevocable option, exercisable in accordance with paragraph 8 of the Inducement Letter, to engage directly the exclusive recording services of such Leaving Member. If Company exercises such option with respect to such Leaving Member, then Producer shall thereafter have no interest whatsoever in and to the recording services of such Leaving Member or to the product thereof. Furthermore, Producer shall thereupon deliver to Company a true and correct copy of Producer's recording contract with Artist to enable Company to satisfy Company's obligations to such Leaving Member which arise as a result of Company's exercise of such option. If Company exercises its option pursuant to this paragraph 26(d) to enter into a Production Agreement with Producer with respect to a particular Leaving Member, and if such Leaving Member asserts that Producer does not have the right to furnish the services of such Leaving Member to Company as required herein, then such dispute shall be handled as set forth in paragraph 4 of the Inducement Letter to such Production Agreement.

                (e) If there shall be more than one (1) Leaving Member for whom Company has exercised its option as provided in paragraph 26(d) above and two
(2) or more of such Leaving Members shall, with Company's consent, elect to perform together as a duo or group, then Company shall have the right to treat such Leaving Members collectively as if they were one (1) Leaving Member for the purpose of the royalty rates, advances and other monies payable in respect of their joint recordings pursuant to paragraph 26(d) above.

                (f) (i) Notwithstanding anything to the contrary contained in this agreement, if there shall be a Leaving Member, or if Artist completely disbands, Company shall have the right, at its election and without limiting its other rights and remedies, to terminate the term of this agreement by notice to Producer no later than ninety (90) days after Company's receipt of Producer's notice to Company that there has been a Leaving Member or that Artist has completely disbanded. If Company terminates the term hereof in accordance with the immediately foregoing sentence of this paragraph 26(f), then Company shall thereby be relieved of any and all obligations hereunder except its obligations with respect to Masters recorded hereunder prior to such termination. In the event Company elects to so terminate the term of this agreement, paragraph 26(d) hereof shall be deemed applicable to each member of Artist as if each member were a Leaving Member.

                        (ii) Notwithstanding anything to the contrary contained in this paragraph 26, if (A) Artist shall completely disband and as a result thereof Company terminates this agreement as permitted herein and (B) thereafter all or the majority of the members of Artist desire to recommence performing together for the purpose of making phonograph records or one (1) or more of such members desire to perform under the Group Name, then Producer shall give Company prompt notice thereof and Company shall have the right, exercisable by notice to Producer within thirty (30) days after receipt of Producer's said notice, to require Producer to produce and deliver within thirty (30) days thereafter up to three (3) [as designated by Company] demonstration recordings featuring the recorded performances of the applicable member(s) of Artist, which shall in all respects (e.g., financing, ownership) be treated the same as the Leaving Member Demos as specified in paragraph 26(d) above; Company shall thereafter have the right to reinstate this agreement with respect to the applicable member(s) by notice to Producer no later than the later of ninety (90) days after the date upon which Company receives Producer's aforesaid notice or thirty (30) days after Producer's delivery to Company of all the aforesaid demos requested by Company in connection with the applicable member(s). If this agreement is reinstated as aforesaid, Company hereby nevertheless acknowledges and agrees that its subsequent Leaving Member rights with respect to each member of Artist whose services Company had theretofore terminated will be subject to any agreement then-currently in force relating to such Leaving Member's solo recording services which was executed by such Leaving Member during the period in which his or her services hereunder had been terminated.

27.     Intentionally omitted.

28.     Intentionally omitted.

29.     Independent Promotion.

        Fifty percent (50%) of any amounts paid by Company to third parties for so-called "independent promotion" of Masters or other recordings by Artist shall be recoupable from royalties (other than mechanical copyright royalties) payable hereunder and the other fifty percent (50%) thereof shall be non-recoupable. Company shall use reasonable efforts to consult in good faith with Producer regarding the possible engagement of, and the amount to be spent in connection with, independent promotion of records hereunder (including, without limitation, independent "street" promotion and radio promotion campaigns) but no inadvertent failure to so consult with Producer shall constitute a breach hereof or limit Company's right to recoup a portion of the amounts spent by Company therefor as aforesaid.

30.     Acknowledgment.

        Producer acknowledges (and Artist, by Artist's execution of Exhibit B hereto, acknowledges) that this agreement for Artist's services covered by the AFTRA Phonograph Code may include provisions which relate to the following:
Music Publishing, Audio-Visual Production, Merchandising and Mechanical
Royalties.

                                            MODERN RECORDS, INC.


                                            By  /s/ Randy Jackson
                                               ---------------------------------
                                               (an authorized signatory)

ACCEPTED AND AGREED TO:

/s/ Jermaine Jackson                      /s/ Marlon Jackson
----------------------------------        --------------------------------------
Jermaine Jackson                          Marlon Jackson

SS#                                       SS#

/s/ Tito Jackson                          /s/ Jackie Jackson
----------------------------------        --------------------------------------
Tito Jackson                              Jackie Jackson

SS#                                       SS#

/s/ Randy Jackson
----------------------------------
Randy Jackson

SS#

                                    EXHIBIT A

                               ROYALTY PROVISIONS


        The following provisions constitute an integral and material part of the exclusive recording agreement between Modern Records, Inc. ("Company") and Tito Jackson, Marlon Jackson, Jackie Jackson and Jermaine Jackson, collectively p/k/a "The JACKSONS" (individually and collectively, "Producer", "Artist" and/or "you"), dated as of December 28, 1998 and are incorporated therein by this reference.

        1. Company agrees to pay to Producer a royalty at the rates set forth below based on one hundred percent (100%) of net sales through normal retail channels of phonograph records embodying Masters, computed on the SRLP of such records (except as otherwise provided herein), as follows:

                (a) (i) With respect to U.S. Net Sales of the First and Second Albums, twenty percent (20%), provided that such royalty shall increase (but only on a prospective basis and only with respect to sales of the album that has achieved the following sales thresholds) as follows: (A) for U.S. Net Sales in excess of five hundred thousand (500,000) units, one percent (1%) to twenty-one percent (21%); (B) for U.S. Net Sales in excess of 1,000,000 units, one percent (1%) to twenty-two percent (22%); (C) for U.S. Net Sales in excess of one million five hundred units (1,500,000), one percent (1%) to twenty-three percent (23%); (D) for U.S. Net Sales in excess of two million units (2,000,000), one percent (1%) to twenty-four percent (24%); and (E) for U.S. Net Sales in excess of two million five hundred thousand units (2,500,000), one percent to twenty-five percent (25%).

                        (ii) As used herein, the "Base U.S. Album Royalty Rate" for a particular Commitment Album (and each Master embodied therein) shall mean a royalty rate equal to the royalty rate for the first net sale of such album through normal retail channels in the United States on a configuration-by-configuration basis.

                (b) Intentionally omitted.

                (c) With respect to U.S. Net Sales of single records, twelve percent (12%). As used herein, the "Base U.S. Single Royalty Rate" shall mean twelve percent (12%).

                (d) (i) With respect to net sales of each Commitment Album through normal retail channels in Canada and with respect to each Master initially embodied therein as embodied in other albums in Canada (including records sold for export to licensees in Canada), eighty-five percent (85%) of the Base U.S. Album Royalty Rate.

                        (ii) With respect to net sales of single records through normal retail channels in Canada (including records sold for export to licensees in Canada), eighty-five percent (85%) of the Base U.S. Single Royalty Rate.

                (e) (i) With respect to net sales of each Commitment Album through normal retail channels in the United Kingdom, the European Economic Community (the "EEC") and Japan and with respect to each Master initially embodied therein as embodied in other albums in said countries (including records sold for export to licensees in said countries), seventy-five percent (75%) of the Base U.S. Album Royalty Rate.

                        (ii) With respect to net sales of single records through normal retail channels in the United Kingdom, the EEC and Japan (including records sold for export to licensees in said countries), seventy-five percent (75%) of the Base U.S. Single Royalty Rate.

                (f) (i) With respect to net sales of each Commitment Album through normal retail channels throughout the rest of the world (including records sold for export to licensees in any of such other countries), sixty-five percent (65%) of the Base U.S. Album Royalty Rate.

                        (ii) With respect to net sales of single records through normal retail channels throughout the rest of the world (including records sold for export to licensees in any of such other countries), the royalty rate shall be sixty-five percent (65%) of the Base U.S. Single Royalty Rate.

                (g) Intentionally omitted.

                (h) Notwithstanding anything to the contrary contained in this agreement, the royalty rate for each country of the Territory in respect of net sales through normal retail channels of copies of any record in CD configuration shall be eighty percent (80%) of the royalty rate applicable to net sales of such record through normal retail channels in the applicable country pursuant to this Exhibit A based upon the actual or imputed SRLP of such CD record; provided, that (i) if the SRLP of a particular album hereunder in CD configuration shall be less than the SRLP of Company's (or the applicable one of Company's Foreign Affiliates) top-priced albums in CD configuration in the applicable country as of January 1, 1998 (e.g., $15.98 in the United States), then the royalty rate for net sales of such album hereunder in CD configuration in the applicable country shall be multiplied by a fraction, the numerator of which shall be the SRLP of such album hereunder in CD configuration in the applicable country and the denominator of which shall be the SRLP of Company's (or the applicable of Company's Foreign Affiliates') top-priced albums in CD configuration in such country as of January 1, 1998, and (ii) [intentionally deleted]. Except as provided to the contrary in this paragraph 1(h), the royalty payable hereunder in respect of net sales of any record in compact disc configuration shall be prorated, reduced, computed and paid in accordance with the provisions of this agreement.

                (i) Notwithstanding anything to the contrary contained in this agreement, the royalty rate for each country of the Territory in respect of net sales through normal retail channels of copies of any record in any New Medium shall be eighty percent (80%) of the royalty rate applicable to the first net sale of such record through normal retail channels in the applicable country pursuant to this Exhibit A based upon the actual or imputed SRLP of such record in the applicable configuration. Except as provided to the contrary in this paragraph 1(i), the royalty payable hereunder in respect of net sales of any record in any New Medium shall be prorated, reduced, computed and paid in accordance with the provisions of this agreement.

        2. Notwithstanding anything to the contrary contained herein, Company agrees to pay to Producer a royalty at the rates set forth below with respect to the following types of net sales of phonograph records embodying Masters and on certain other types of exploitation of Masters under this agreement, computed on the SRLP of such records (except as otherwise provided herein), as follows:

                (a) With respect to net sales of records sold via direct mail or through mail order operations (including, without limitation, record club plans) by licensees of Company, Producer's royalty shall be one-half (1/2) of Company's net receipts in connection with such sales.

                (b) With respect to the following types of records, the royalty rate shall be one-half (l/2) of the otherwise-applicable royalty rate, based on the SRLP of the record involved unless otherwise indicated: (i) records sold as premiums in connection with other products or services, and the SRLP for premiums shall be deemed the net amount received by Company (or for which Company receives a final credit in the United States) from an actual sale of such record; and (ii) records sold to governmental agencies or institutions (including, without limitation, their agencies and departments, but excluding Armed Forces Post Exchanges and similar retail-type facilities).

                (c) If Company sells records directly (and not through licensees) via television and/or radio advertisements or through mail or phone order in the United States, then such sales for purposes of paragraph l(a) hereof shall be deemed U.S. Net Sales and, accordingly, Producer shall be paid royalties with respect thereto in accordance with paragraph l(a) hereof, but only with respect to eighty-five percent (85%) of such net sales.

                (d) With respect to records sold through Armed Forces Post Exchanges, ship's stores and other military facilities ("PX Records"), the royalty rate shall be the otherwise-applicable royalty rate, based on the SRLP of the record involved in the Armed Forces Post Exchanges, ship's stores and other military facilities, as applicable; provided, that with respect to PX Records sold in the Territory but outside the United States, the royalty rate shall be three-fourths (3/4) of the otherwise-applicable royalty rate on a configuration-by-configuration basis, based on the SRLP of the record involved in the Armed Forces Post Exchanges, ship's stores and other military facilities, as applicable.

                (e) With respect to net sales of budget records by Company or Company's Foreign Affiliates through normal retail channels, the royalty rate shall be one-half (l/2) of the otherwise-applicable royalty rate on a configuration-by-configuration basis.

                (f) With respect to net sales of mid-priced records by Company or Company's Foreign Affiliates through normal retail channels, the royalty rate shall be three-fourths (3/4) of the otherwise-applicable royalty rate on a configuration-by-configuration basis with respect to sales in the United States and two-thirds (2/3) of the otherwise-applicable royalty rate on a configuration-by-configuration basis with respect to sales outside of the United States.

                (g) With respect to net sales of Mini-LPs by Company or Company's Foreign Affiliates through normal retail channels, the royalty rate shall be three-fourths (3/4) of the royalty rate which would be applicable (on a configuration-by-configuration basis) to the first net sale of a Commitment Album delivered on the date when the Masters constituting the applicable Mini-LP were delivered.

                (h) (i) If Company or Company's Foreign Affiliates sell Consumer Compilations or other records via telephone, satellite, cable or other direct transmission to consumers over wire or through the air, then such sales shall be deemed sales of such "records" through normal retail channels for all purposes and, accordingly, Producer shall be paid royalties with respect thereto on a configuration-by-configuration basis at the otherwise- applicable rates herein and in the manner set forth in paragraph l of this Exhibit A, but with respect to any such sales in the United States, royalties shall only be payable with respect to eighty-five percent (85%) of such sales. For purposes of calculating royalties payable in connection with such sales, the SRLP of such "records" shall be deemed to be the then-current SRLP of tape copies of such records, and the same packaging deduction shall be made for such sales in accordance with paragraph 3(c)(ii) of this Exhibit A as is applicable to tape copies of such records.

                        (ii) If Company or any of Company's Foreign Affiliates license third parties to sell Consumer Compilations or other records in the manner described in paragraph 2(h)(i) above then, notwithstanding the provisions of paragraph 2(i) below, Producer shall be paid royalties with respect thereto in accordance with paragraph 2(h)(i) above; provided, that in no event shall such royalties exceed one-half (1/2) of Company's net receipts in connection with such sales.

                        (iii) With respect to Masters embodied on Consumer Compilations sold in-store (as opposed to via the methods described in paragraph 2(h)(ii) above), Producer shall be paid, on a Master-by-Master basis, the same royalty (in pennies or other applicable currency) that Producer was paid for the first net sale in cassette tape form in the country concerned of the Commitment Album in which the applicable Master was initially embodied multiplied by a fraction (the "Fraction"), the numerator of which is one (1) and the denominator of which is the total number of royalty-bearing masters (including any Masters) that are embodied on such Consumer Compilation; provided, that:

                                (A) If Company is not furnished with information
regarding the total number of masters embodied on a particular Consumer Compilation, the denominator of the Fraction shall be deemed to be ten (10) for the purpose of the foregoing calculation;

                                (B) With respect to such sales in the United
States, royalties shall only be paid on eighty-five percent (85%) of such net sales; and

                                (C) In no event shall Producer's royalty under
this paragraph 2(h)(iii) exceed fifty percent (50%) of Company's net receipts in respect of the exploitation of the applicable Master on the particular Consumer Compilation concerned.

                        (i) With respect to Masters licensed to third parties by Company or Company's Foreign Affiliates on a flat fee, royalty rate or cent rate basis for any type of use not specifically covered elsewhere in this paragraph 2, Company shall credit Producer's royalty account with one-half (1/2) of Company's net receipts in respect thereof.

                (j) Company shall credit Producer's royalty account with one-half (1/2) of Company's net receipts, if any, which are specifically referable (in reports to Company) to United States public performances of Masters less any portion thereof which is payable by Company to individual producers with respect to such public performances; provided, that if Producer receives payment in respect thereof from a third party, then Company shall credit Producer's royalty account with such amount as shall provide Producer with a total (including the share received by Producer from third parties) equal to one-half (1/2) of the aggregate amount paid to Company, Producer (on behalf of itself and Artist) and any individual producers.

                (k) (i) Notwithstanding the provisions of paragraph 1(h) above or paragraph 4 below, if Company manufactures and distributes CDV Devices in the United States embodying one (1) or more Masters and one (1) or more audio-visual reproductions of Artist's recorded performances, then Company shall pay to Producer a royalty based upon Company's CDV Royalty Base Price (as herein defined) with respect to such CDV Devices, subject to the proration provisions of paragraph 2(k)(iv) below, equal to (A) with respect to CDV-5 Devices, ten percent (10%); (B) with respect to CDV-8 Devices, the rate that would otherwise be applicable pursuant to paragraph 2(g) hereof to a Mini-LP initially released at the time of the initial release of the respective CDV-8 Device [but in no event less than ten percent (10%)]; and (C) with respect to CDV-12 Devices, the rate that was applicable to the first U.S. Net Sale of the Commitment Album released by Company immediately prior to the initial release of the applicable CDV-12 Device; As used herein, the term "CDV Royalty Base Price" for a particular CDV Device means a royalty base price for such CDV Device which is calculated in the same manner as the "Video Royalty Base Price" is calculated with respect to Home A/V Devices pursuant to paragraph 4(b)(i) below.

                        (ii) If Company's Foreign Affiliates manufacture and distribute CDV Devices in the Territory but outside the United States, then Company shall pay to Producer a percentage of Company's Foreign Affiliates' Accountable Foreign CDV Receipts (as herein defined) with respect to such CDV Devices equal to the otherwise- applicable percentage rate referred to in paragraphs 2(k)(i)(A) through (C) above, reduced in the same proportion on a country-by-country basis as the royalty rate hereunder with respect to U.S. Net Sales of a particular Commitment Album is reduced with respect to net sales of such album in the applicable country. As used herein, the term "Accountable Foreign CDV Receipts" shall have the same definition and shall be calculated in the same manner with respect to CDV Devices as the term Accountable Foreign Home A/V Receipts is defined and calculated with respect to Home A/V Devices pursuant to paragraph 4(b)(ii) below.

                        (iii) In clarification of this paragraph 2(k), it is understood that (A) the royalty payable in respect of CDV Devices pursuant to this paragraph 2(k) shall be exclusive of royalties that may be payable to publishers of both Controlled Compositions and Non-Controlled Compositions embodied on Masters and audio-visual reproductions of Artist's recorded performances embodied thereon, and (B) all royalties earned by Producer with respect to CDV Devices shall be credited to Producer's royalty account hereunder with respect to audio-only records, and all costs incurred by Company with respect thereto [including, without limitation, editing costs, mastering costs and other costs of compiling CDV Devices] shall be recoupable solely from royalties payable hereunder with respect to audio-only records.

                        (iv) If Company couples audio-visual reproductions of Artist's recorded performances and Masters on any particular CDV Device with audio-visual reproductions and master recordings by other recording artists, then the amounts otherwise payable to Producer hereunder with respect to such CDV Device shall be multiplied by a fraction, the numerator of which is the number of audio-visual reproductions of Artist's recorded performances and Masters involved and the denominator of which is the aggregate number of royalty-bearing audio-visual reproductions (including those embodying Artist's recorded performances) and master recordings (including Masters) involved, and each selection embodied in each audio-visual reproduction involved shall count as one (1) audio-visual reproduction for such purposes.

        3. Notwithstanding anything to the contrary contained herein:

                (a) If Company couples Masters with recordings which are not Masters, then the amounts otherwise payable to Producer hereunder shall be multiplied by a fraction, the numerator of which is the number of Masters which are embodied in the record involved and the denominator of which is the aggregate number of royalty-bearing recordings (including Masters) embodied in such record. If Company couples together on a particular record Masters to which different royalty rates are applicable hereunder, then on a Master-by-Master basis, the royalty rate therefor shall be divided by the aggregate number of Masters (and other royalty-bearing master recordings, if applicable) embodied in such record.

                (b) No royalties shall be payable in respect of:

                        (i) Records furnished on a no-charge basis or sold by Company or Company's Licensees for less than fifty percent (50%) [or, with respect to such sales in the Burbank Studio Store, the Warner Corner Store or other comparable "company stores", sixty-five percent (65%) or less] of Company's or Company's Licensees' posted wholesale list price to disc jockeys, publishers, employees of Company or Company's Licensees, motion picture companies, radio and television stations and other customary recipients of free, discounted or promotional records; records sold by Company or Company's Licensees at close-out, overstock or cut-out prices or for scrap or at less than Company's or Company's Licensees' inventory cost; and sampler records; and

                        (ii) Records (or fractions thereof) given away or distributed on a so-called "no-charge" or "freebie" basis or sold for fifty percent (50%) or less of Company's or Company's Licensees' posted wholesale list price to distributors, subdistributors, dealers and others which are intended for re-sale to third parties; if Company or Company's Licensees sell records which are intended for re-sale to third parties at a discount from Company's or Company's Licensees', as applicable, posted wholesale list price [but for more than fifty percent (50%) of such price], the number of such records (or fractions thereof) which are deemed to have been given away shall be determined by applying such discount to the total number of such records distributed. For convenience, those records referred to in this paragraph 3(b)(ii) are collectively sometimes referred to herein as "Free Goods". References in this agreement to "records for which no royalties are payable hereunder", or words of similar connotation, shall include, without limitation, all Free Goods. Free Goods embodying albums or Mini-LPs hereunder are sometimes referred to herein as "Album Free Goods", and Free Goods embodying single records hereunder are sometimes referred to herein as "Single Free Goods". Company and Producer acknowledge and agree that fifteen percent (15%) of the aggregate units of all albums and Mini-LPs distributed by Company hereunder shall be Album Free Goods ("Standard Album Free Goods"). Company and Producer acknowledge and agree that twenty-three percent (23%) of the aggregate units of all such single records distributed by Company hereunder shall be Single Free Goods ("Standard Single Free Goods"). Standard Album Free Goods and Standard Single Free Goods are sometimes herein collectively referred to as "Standard Free Goods". In addition to the distribution of Standard Free Goods, from time to time Company may conduct special programs with respect to the marketing and merchandising of recordings of various artists which may include Artist or special "impact" programs concerning the marketing and merchandising of recordings hereunder, and all of said special programs may involve the distribution of Free Goods which are in addition to Standard Free Goods. All such additional Free Goods distributed pursuant to any such special program are herein referred to as "Special Free Goods", all additional Album Free Goods distributed pursuant to any such special program are herein referred to as "Special Album Free Goods" and all additional Single Free Goods shipped pursuant to any such special program are herein referred to as "Special Single Free Goods". Company shall have the right to ship Special Album Free Goods, but not in excess of ten percent (10%) of the aggregate units of all albums and Mini-LPs distributed by Company hereunder. Further, Company shall have the right to ship Special Single Free Goods, but not in excess of ten percent (10%) of the aggregate units of all single records distributed by Company hereunder. If Company distributes Standard Free Goods and/or Special Free Goods in excess of the limits set forth above, then Company shall not be deemed in breach hereof, and Company's only obligation to Producer in such event shall be to pay Producer royalties as provided herein in respect of such excess Standard Free Goods or Special Free Goods, as applicable.

                (c) Notwithstanding anything to the contrary contained herein, the following shall be excluded from the base prices against which the applicable royalty rates are to be applied:

                        (i) All sales, use, excise, transactional, V.A.T. and other similar taxes included in the retail or other applicable price of records, whether such taxes are collected by the taxing authority from the retailer, the distributor or the manufacturer; and

                        (ii) As a container charge, an amount equal to (A) ten percent (10%) of the SRLP for all disc albums, Mini-LPs and 12-inch singles packaged in Company's then-current standard container therefor and for disc 7-inch and 12-inch single records packaged in special sleeves; (B) fifteen percent (15%) of the SRLP for all disc records packaged in multi-fold containers or containers with cardboard inner sleeves or special inserts or attachments;
(C) twenty percent (20%) of the SRLP for tapes; (D) twenty-five percent (25%) of the SRLP for CD records (other than CDV Devices) and NM records; and (E) twenty-five percent (25%) of the CDV Royalty Base Price or of Company's Foreign Affiliates' Accountable Foreign CDV Receipts, as applicable, for CDV Devices.

                (d) (i) For the purpose of sales outside the United States, the SRLP shall be the SRLP from time to time of such records in the country of manufacture or the country of sale, as Company is paid. If there are no SRLPs of records in any particular country, then for the purpose of computing royalties hereunder, the prices of records in such country which are generally regarded as the equivalent thereof shall be deemed the SRLPs of such records. Royalties on foreign sales shall be computed in the national currency of the country involved and shall be deemed earned only when monies from sales on which such royalties are based are received by Company in the United States (or credited against an advance theretofore so received) at the dollar equivalent of the rate of exchange at which Company is paid, net of Producer's proportionate share of any and all foreign taxes. If Company does not receive payments in United States dollars in the United States as a result of governmental restrictions and elects to accept payment in a foreign currency, then Company may deposit Producer's royalties in such foreign currency to Producer's account (and at Producer's expense) in a depository selected by Producer. Deposit as aforesaid of payments representing royalties applicable hereto shall satisfy Company's obligations hereunder for the sales to which such royalty payments are applicable.

                        (ii) Notwithstanding anything to the contrary contained herein, with respect to records sold in any country of the Territory in which governmental or other authorities place limits on the royalty rates permissible for remittances to the United States in respect of records sold therein, the royalty rate payable to Producer hereunder in respect of sales of records in each such country shall equal the lesser of: (A) the otherwise-applicable royalty rate payable in respect of records sold therein; or (B) the effective royalty rate permitted by such governmental or other authority for remittances to the United States, less the sum of (1) a royalty equivalent to two percent (2%) of the applicable royalty base price, and (2) such monies as Company and its licensees shall be required to pay to all applicable union funds in respect of said sales.

                (e) Company may at any time elect to use a different method of computing royalties from that specified in this agreement so long as such method or methods are applicable to substantially all persons similarly engaged by Company; provided, that no such method reduces the net monies due Producer. If Company shall no longer designate a SRLP for records hereunder in any particular configuration and price category (e.g. full-price, mid-price and budget records) in the United States, then for the purpose of computing royalties hereunder with respect to sales of records in such configuration and price category through normal retail channels in the United States, the following method of computation shall be deemed to satisfy the requirements of the foregoing sentence: the SRLP of such records in such configuration and price category shall be deemed to be a dollar amount computed by multiplying Company's price to subdistributors (before consideration of any discount resulting from the distribution of Free Goods) for such records in such configuration and price category by a fraction, the numerator of which is the SRLP for the majority of Company's records in such configuration and price category as of the date when Company ceases to designate a SRLP for records in such configuration and price category and the denominator of which is Company's price to subdistributors for the majority of Company's records in such configuration and price category as of the date when Company ceases to designate a SRLP for records in such configuration and price category (before consideration of any discount resulting from the distribution of Free Goods).

        4. Company shall pay to Producer a royalty with respect to the Income-Producing Exploitation of Video Songs as follows:

        (a) (i) With respect to all Income-Producing Exploitation uses of Video Songs by licensees of Company other than the uses specified in paragraph 4(b) below, a royalty equal to one-half (1/2) of the Adjusted Gross Video Receipts (as herein defined).

            (ii) As used herein, the term "Adjusted Gross Video Receipts" means one hundred percent (100%) of monies actually received by Company (or credited to Company's account) in the United States which are specifically allocated to Territory-wide Income-Producing Exploitation of Video Songs hereunder, less the following deductions in the following order:

                 (A) An amount equal to fifteen percent (15%) thereof, which Company shall be entitled to retain for its own account as an administration fee;

                 (B) All distribution expenses of Video Songs hereunder;

                 (C) All payments required to be made to third parties, including, without limitation, to unions or guilds or their funds (but excluding contributions to union or guild funds which are based on number of sales of records) to publishers of Non-Controlled Compositions (but expressly excluding any Royalty Participant, as herein defined) in connection with the production and/or exploitation of Video Songs; and

                 (D) All sales, gross receipts, turnover, foreign withholding, excise, use, value added and personal property or similar taxes levied upon, payable with respect to, or arising in connection with the exploitation, use, production, distribution, revenues, or materials of such Video Songs, but specifically excluding any corporate franchise or excess profits tax.

            (iii) If Company enters into an agreement with a third party pursuant to which Company receives payment for the right to telecast certain video songs which are initially distributed by Company during a particular year (or other applicable period of time), and such payment is not specifically allocated among the video songs involved, then with respect to each Video Song which is initially distributed by Company during such year (or other applicable period of time) and to which such third party obtains rights under the applicable agreement, Company shall be deemed to have received as a license fee an amount equal to such payment multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of video songs (including Video Songs) in which such third party obtains rights under the applicable agreement in the applicable time period, regardless of the extent, if any, to which such third party actually exercises such rights in any particular video song or Video Song. It is specifically agreed that this paragraph 4(a)(iii) applies to any agreement which Company may enter into regarding "MTV:
Music Television".

            (iv) Producer shall be solely responsible for and shall pay any and all monies payable to the producers of the master recordings embodied in Video Songs (the "Video Masters"), the producers and directors of the visual portion of Video Songs and to any other persons (except the publishers of Non-Controlled Compositions which are embodied in Video Songs and any unions or guilds or their funds) who are entitled to a royalty or any other payment in respect of the exploitation of Video Masters (each such person being herein referred to as a

"Royalty Participant") if the applicable Royalty Participant is entitled to any monies in connection with the applicable Video Song. Notwithstanding the foregoing, if Company shall pay or be required to pay any such monies directly to any Royalty Participant, then Company shall have the right to deduct same from any and all royalties payable to Producer hereunder.

                (b) (i) If Company manufactures and distributes Home A/V Devices in the United States embodying one or more Video Songs, then Company shall pay to Producer a royalty with respect to net sales of such Home A/V Devices by Company in the United States, subject to paragraphs 4(c) and 4(d) below, equal to (A) ten percent (10%) of Company's Video Royalty Base Price (as herein defined) with respect to Home A/V Devices with a SRLP of Seventeen Dollars ($17.00) or less, (B) fifteen percent (15%) with respect to Home A/V Devices with a SRLP in excess of Seventeen Dollars ($17.00) but not in excess of Twenty Dollars ($20), and (c) twenty percent (20%) with respect to Home A/V Devices with an SRLP in excess of Twenty Dollars ($20). Such royalties shall at all times be subject to retroactive adjustment for returns, refunds, credits, settlements, allowances, rebates, discounts and other similar adjustments. As used herein, the term "Video Royalty Base Price" means (1) with respect to Home A/V Devices sold by Company through normal retail channels, the wholesale receipts from subdistributors of such Home A/V Devices less an amount equal to ten percent (10%) thereof, and (2) with respect to Home A/V Devices sold by Company (as opposed to Company's licensees) through mail order and other direct-to-consumer operations (aa) if sold directly by Company and not through a distributor, a price equal to the average Video Royalty Base Price applicable to sales by Company through normal retail channels of the applicable Home A/V Device during the accounting period during which such mail order or other direct-to-consumer sales occurred, and (bb) if sold through a distributor, an amount equal to the price at which Company sells such Home A/V Devices to such distributor less ten percent (10%) thereof.

                    (ii) If Company's Foreign Affiliates manufacture and distribute in the Territory but outside the United States Home A/V Devices embodying one (1) or more Video Songs, then Company shall pay to Producer a royalty with respect to net sales of such Home A/V Devices by Company's Foreign Affiliates outside the United States, subject to paragraphs 4(c) and 4(d) below, equal to (A) ten percent (10%) of Company's Foreign Affiliates' Accountable Foreign Home A/V Receipts (as herein defined) with respect to Home A/V Devices with an SRLP in the United States which is not in excess of Twenty Dollars ($20), and (B) fifteen percent (15%) with respect to Home A/V Devices with an SRLP in the United States which is in excess of Twenty Dollars ($20).

                         (A) As used herein, the term "Accountable Foreign Home
A/V Receipts" means Gross Foreign Home A/V Receipts (as herein defined) less Deductible Amounts (as herein defined).

                         (B) As used herein, the term "Gross Foreign Home A/V
Receipts" means one hundred percent (100%) of monies actually received by Company's Foreign Affiliates from the exploitation of Home A/V Devices in the Territory but outside the United States. Monies actually received by Company or Company's Foreign Affiliates are at all times subject to retroactive adjustment, such as for returns, refunds, credits, settlements, allowances, rebates, discounts and other similar adjustments.

                                (C) As used herein, the term "Deductible
Amounts" means the sum of all sales, gross receipts, turnover, foreign withholding, excise, use, value added, and personal property or similar taxes levied upon, payable with respect to, or arising in connection with the exploitation, use, distribution, revenues or materials of such Home A/V Devices in the Territory but outside the United States, but specifically excluding any corporate franchise or excess profits tax.

                        (iii) The royalties payable in accordance with this paragraph 4(b) shall be inclusive of all royalties that may be payable to all third parties (other than unions or guilds and their funds), including, without limitation, producers of Video Masters, producers and directors of the visual portion of Video Songs, and publishers of both Controlled Compositions and Non-Controlled Compositions. If Company makes any payments to third parties with respect to any such Home A/V Devices, then Company shall have the right to deduct such payments from royalties otherwise payable to Producer with respect to Home A/V Devices.

                        (iv) The provisions of paragraph 3(b) above shall be applicable to the sale of Home A/V Devices by Company and Company's Foreign Affiliates; provided, that Company shall not distribute Standard Free Goods with respect to Home A/V Devices but shall have the right to distribute Special Free Goods with respect to Home A/V Devices.

           (c) If Company couples Video Songs with video songs which are not Video Songs hereunder, then the amounts otherwise payable to Producer hereunder with respect to such coupled Video Songs shall be multiplied by a fraction, the numerator of which is the number of Video Songs involved and the denominator of which is the aggregate number of royalty-bearing video songs (including Video Songs) involved, and each selection embodied in each Video Song and video song involved shall count as one (1) Video Song or video song for such purposes.

           (d) The provisions of paragraph 5 below shall apply with respect to Company's obligations to render accountings to Producer and to pay Producer royalties with respect to Video Songs and to Producer's rights to object to such statements and to audit Company's books and records with respect thereto. Producer's royalty account with respect to Video Songs shall be a single account which is separate from Producer's royalty account with respect to audio-only records except to the extent otherwise provided in this agreement.

        5. (a) No royalties shall be payable to Producer unless and until Company is in a "recouped position" (i.e., unless and until Company has recouped from royalties otherwise payable hereunder, in accordance with this agreement, all recoupable recording costs, advances, expenses and other charges incurred or borne by Company hereunder which are recoupable in accordance with the terms and conditions hereof). If, at Producer's request, Company makes a payment to Producer or to a third party designee of Producer of amounts not provided for in this agreement (which Company is in no way obligated to do), then such payments shall also be recoupable from any and all monies payable under this agreement unless Company agrees otherwise in writing. Prior to final determination thereof, Company may withhold a reasonable reserve against returns, exchanges, refunds, credits and the like, such reserve to be established by Company in its sound discretion, based on, among other factors, Artist's sales experience. Company shall not retain a reserve with respect to any particular accounting period which is in excess of thirty-five percent (35%) of royalties accrued in respect of such accounting period.

Each such reserve shall be fully liquidated no later than with the rendition of the third accounting statement rendered following the statement with respect to which such reserve was originally maintained. Company agrees that, in the United States, records which are returned shall be debited to Producer's account at an SRLP equal to the SRLP at which the applicable third-party customer's account is credited therefor.

                (b) Within ninety (90) days after June 30 and December 31 of each year during which applicable phonograph records are sold, Company shall render a statement of accrued royalties earned under this agreement during the preceding calendar half-year, less all amounts chargeable thereagainst under this agreement (including, to the extent lawful or as permitted hereunder, all or any portion of any indebtedness then owing by Producer to Company). Notwithstanding the foregoing, Company shall not have the right to recoup from royalties payable hereunder with respect to a given semi-annual accounting period advances or other recoupable payments paid by Company hereunder to Producer or to third parties on Producer's behalf after the close of such semi-annual accounting period unless Producer has requested that a payment scheduled to be made prior to the close of such semi-annual accounting period be delayed until after the close of such semi-annual accounting period. Simultaneously with the rendering of its statement, Company shall pay Producer the net amount, if any, shown to be due thereon, less any deductions or withholdings required by law or any union or guild rules or regulations. Producer shall be deemed to have consented to each statement, and such statement shall become final and binding upon Producer, two (2) years after the rendition thereof unless Producer renders specific written objection thereto Company within such period. If Company gives Producer notice that it denies the validity of the objection, such statement shall become final and binding upon Producer unless suit is instituted within one (1) year of the date Company gives such notice.

                (c) (i) Producer may designate a certified public accountant who may audit the books and records of Company concerning the distribution and sale of records embodying Masters. Said examination (A) shall be at Producer's sole cost and expense, (B) must be conducted during normal business hours and only upon reasonable notice, and (C) may not be conducted more than once annually. The books and records for a particular accounting period may only be audited as aforesaid during the two (2) years following rendition of the statement for such period. Further, such examination shall be conditioned upon the accountant's written agreement to Company that (AA) the accountant will not voluntarily disclose any findings to any person other than Producer or Producer's attorney or other advisers, (BB) the accountant is not being compensated on a contingent fee basis, and (CC) the accountant shall review all tentative findings with a designated employee of Company prior to rendering an audit report to Producer in order to remedy any factual errors and to clarify any issues which have resulted from a misunderstanding or misstatement of fact.

                    (ii) With respect to any claim by Producer that additional monies are payable by Company to Producer pursuant to this agreement based upon an audit by Producer of Company's books and records, Company shall not be deemed in breach of this agreement unless, within sixty (60) days after Company's receipt of Producer's written claim to be sent by certified or registered mail, return receipt requested that additional monies are due and payable together with a copy of the audit report prepared in connection with such audit, Company neither (A) pays such additional monies so claimed by Producer, nor (B) contests such claim, in whole or in part,



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

by notice to Producer. If Company, in Company's good-faith reasonable business judgment, so contests any such claim, Company shall not be deemed in breach of this agreement unless such claim is reduced to a final, non-appealable judgment and Company fails to pay Producer the amount of such judgment within thirty (30) days after Company receives notice of the entry of such judgment.

                        (iii) If (A) Company agrees to pay royalties directly to any third party to whom Producer is otherwise obligated to pay such royalties pursuant to paragraph 3(a) of the Agreement (which it shall be under no obligation whatsoever to do), and (B) Producer thereafter conducts an audit hereunder with respect to the Masters for which Company has agreed to pay such third party, and (C) as a result of such audit additional monies become payable with respect to such Masters, then Company shall not be obligated to pay to Producer such portion of such additional monies as would have become payable to such third party if such third party had conducted such audit unless Producer furnishes Company with satisfactory authorization from such third party directing Company to pay same to Producer rather than to such third party.



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

                              MODERN RECORDS, INC.
                          468 N. CAMDEN DR., 3RD FLOOR
                             BEVERLY HILLS, CA 90210





Jackie Jackson
5520 Lindey Avenue #9
Encino, CA 91316

Marlon Jackson
578 Armour Circle
Atlanta, GA 30324

Jermaine Jackson
4641 Havenhurst
LA, CA 91316

Tito Jackson
c/o Jermaine Jackson
4641 Havenhurst
LA, CA 91316

Randy Jackson
c/o Modern Records, Inc.
468 N. Camden Dr., 3rd Floor
Beverly Hills, CA 90210

Gentlemen:

        Reference is made to the agreement between Modern Records, Inc. and Jermaine Jackson, Tito Jackson, Marlon Jackson, Jackie Jackson and Randy Jackson, collectively p/k/a "The JACKSONS" dated as of March 1, 1999 (the "Agreement"). All terms used but not otherwise defined herein shall have the same meaning given to them in the Agreement.

        It is the understanding of all parties to the Agreement that the Agreement pertains solely to the recording services of Artist as a group, and the Agreement shall not prevent any member of Artist from rendering his services as a solo Artist. In order to clarify this understanding, the Agreement shall be modified as follows:

1. All references to Artist shall refer solely to Artist as a group and not to any member of Artist individually.

2.      Subparagraph 6(b) shall be modified by including the following:
        Notwithstanding the foregoing, each individual member of the group shall have the right to use and publish,



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

        and permit others to use and publish, such individual's name, likeness and biographical material in connection with such individual's solo career.

3. Subparagraph 6(c)(ii) shall be modified to read as follows: "Except as permitted pursuant to paragraph 24 below, Artist shall not perform as a group, and Producer shall not authorize or allow Artist to perform as a group, for the purpose of making phonograph records for distribution or sale in the Territory by or for any person other than Company.

4.      Subparagraph 8(a) shall be modified to read as follows:

        Producer, on Producer's and Artist's behalf, agrees that neither Artist nor any individual member of Artist shall perform in any manner any selection (or portion thereof) recorded hereunder, whether or not released by Company, for the purpose of making records for distribution or sale in the Territory by or for any person other than Company, at any time prior to the later of the following dates (such later date, with respect to any such selection, is herein sometimes referred to as the "Restriction Date"): (i) five (5) years after the date of delivery to Company of the last Master embodying such selection, or (ii) two (2) years after the expiration or termination of the term of this agreement or any subsequent agreement between Company and Producer (or Artist or any person furnishing Artist's recording services or the results and proceeds thereof) with respect to Artist's recording services.

5. Paragraph 21 shall be modified by including the following: "The parties hereby acknowledge that the Merchandising Rights apply solely to the group as a whole and not to any individual member of Artist."

6. Paragraph 24 shall be modified by deleting subparagraph (f) and including the following in its place: "The terms and conditions contained herein shall refer solely to Artist's rights to perform as background vocalists or background instrumentalists as a group. Nothing contained herein shall restrict the rights of any individual member of Artist."

7. Paragraph 26 shall be deleted in its entirety and the following included in its place:

        Notwithstanding anything to the contrary contained in this agreement, if Artist completely disbands, Company shall have the right, at its election and without limiting its other rights and remedies, to terminate the term of this agreement by notice to Producer no later than ninety (90) days after Company's receipt of Producer's notice to Company that Artist has disbanded. If Company terminates the term hereof in accordance with this paragraph 26, then Company shall thereby be relieved of any and all obligations hereunder except its obligations with respect to Masters recorded hereunder prior to such termination. Notwithstanding the foregoing, if (A) Artist shall completely disband and as a result thereof Company terminates this agreement as permitted herein and (B) thereafter all of the members of Artist desire to recommence performing together for the purpose of making phonograph records, then Producer shall give Company prompt notice thereof and Company shall have the right, exercisable by notice to Producer within thirty (30) days after receipt of Producer's said notice, Company shall thereafter have the right to



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

        reinstate this agreement by notice to Producer no later than the later of ninety (90) days after the date upon which Company receives Producer's aforesaid notice.

        If the foregoing accurately reflects your understanding of the matters contained herein, kindly so indicate by signing below.

                                            Sincerely,

                                            MODERN RECORDS, INC.


                                            BY: /s/ Randy Jackson
                                               ---------------------------------
                                               Randy Jackson, President

ACCEPTED AND AGREED TO:





/s/ Jermaine Jackson                      /s/ Tito Jackson
----------------------------------        --------------------------------------
Jermaine Jackson                          Tito Jackson

/s/ Marlon Jackson                        /s/ Jackie Jackson
----------------------------------        --------------------------------------
Marlon Jackson                            Jackie Jackson

/s/ Randy Jackson
----------------------------------
Randy Jackson



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